AGREEMENT AND PLAN OF REORGANIZATION

                                 BY AND BETWEEN

                    CENTRAL FINANCIAL ACCEPTANCE CORPORATION

                                       AND

                      MISSION SAVINGS AND LOAN ASSOCIATION


                                February 11, 1998

                      AGREEMENT AND PLAN OF REORGANIZATION


                  This AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made and entered into as of the 11th day of February, 1998 by and between Central Financial Acceptance Corporation, a Delaware corporation ("CFAC"), and Mission Savings and Loan Association, a
Federal Association ("Mission").


                                 R E C I T A L S

                  WHEREAS, CFAC desires to effect the acquisition of Mission;

                  WHEREAS, in connection with the acquisition of Mission, CFAC shall form a new federally-chartered interim bank subsidiary, "Interim Mission Savings Bank, FSB" ("Interim") in accordance with Section 552.2-2 of the Office of Thrift
Supervision's rules and regulations;

                  WHEREAS, the parties hereto desire to consummate the business combination through a merger which will be structured so that Interim will be merged with and into Mission and the Mission shareholders will receive cash in an amount per share equal to the Per Share Price in the Merger;

                  WHEREAS, CFAC and Mission desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

                  NOW, THEREFORE, on the basis of the foregoing recitals and in consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  Except as otherwise expressly provided for in this Agreement, or unless the context otherwise requires, as used throughout this Agreement the following terms shall have the respective meanings specified below:

                  1.1 "Adjusted Book Value" means the total shareholders' equity of Mission as of the Determination Date as set forth in the Cash Certificate, which shall reflect all accruals and payments of fees and expenses reflected in accordance with GAAP incurred or expected to be incurred by Mission up to and including the Closing Date, other than Transaction Costs up to a maximum of $150,000; provided, however, that for purposes of calculating Adjusted Book Value, the total shareholders' equity of Mission shall be decreased by the sum of:
(a) the amount paid to Mission between the date hereof and the Closing Date by the holder of Mission Options for the exercise of such options; (b) the amount of any cash dividends declared but not paid as of the Determination Date and (c) the amount of the Unpaid Cash Dividends.

                  1.2 "Affiliate" of, or a Person "Affiliated" with, a specific Person is a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

                  1.3 "Affiliated Group" means, with respect to any entity, a group of entities required or permitted to file consolidated, combined, or unitary Tax Returns.

                  1.4 "Aggregate Purchase Price" means 147% of Mission's Adjusted Book Value as of the Determination Date, plus (a) the amount paid to Mission between the date hereof and the Closing
Date by the holder of Mission Options for the exercise of such options and (b) the amount of the Unpaid Cash Dividends.

                  1.5 "Agreement of Merger" means the Agreement of Bank Merger between Interim and Mission to effect the Merger, substantially in the form of EXHIBIT A attached hereto.

                  1.6 "Articles of Combination" means the articles prepared pursuant to Section 552.13 of the OTS Regulations and upon which the OTS will endorse the Effective Time of the Merger.

                  1.7 "Arthur Andersen" shall mean Arthur Andersen, LLP, accountants to CFAC.

                  1.8 "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required to be closed.

                  1.9      "Cash Certificate" has the meaning set forth in
Section 2.4.

                  1.10     "Certificates" has the meaning set forth in
Section 2.5(c).

                  1.11 "CFAC Conflicts and Consents List" has the meaning set forth in Section 5.2.

                  1.12 "CFAC Contract Termination List" has the meaning set forth in Section 6.11.

                  1.13 "CFAC List" means any list required to be furnished by CFAC to Mission under this Agreement including but not limited to the CFAC Conflicts and Consents List.

                  1.14 "CFAC Stock" means the common stock, $.01 par value per share, of CFAC.

                  1.15     "Classified Credits" has the meaning set forth in
Section 4.29.

                  1.16 "Closing" means the consummation of the Merger on the Closing Date at the offices of Manatt, Phelps & Phillips,
LLP, 11355 West Olympic Boulevard, Los Angeles, California, or at such other place as the parties may agree upon in writing.

                  1.17 "Closing Date" means the first Friday which is at least 10 Business Days after receipt of all necessary regulatory approvals and the expiration of all requisite waiting periods, or such other date as the parties may agree upon, but in no event shall such date be later than May 31, 1999, unless otherwise agreed to by the parties in writing hereto.

                  1.18 "Code" means the Internal Revenue Code of 1986, as amended.

                  1.19 "Competing Transaction" has the meaning set forth in Section 6.1(m).

                  1.20     "Covered Person" has the meaning set forth in
Section 4.26.

                  1.21 "Derivatives Contract" has the meaning set forth in Section 4.31.

                  1.22 "Determination Date" means the last day of the month preceding the month in which the Closing occurs, or such other date as the parties shall mutually agree upon in writing.

                  1.23 "Effective Time of the Merger" means the date and time the OTS specifies for the Merger pursuant to the OTS
Regulations in the Articles of Combination.

                  1.24 "Encumbrance" means any option, pledge, security interest, lien, charge, encumbrance or restriction (whether on voting or disposition or otherwise), whether imposed by agreement, understanding, law or other legally binding commitment.

                  1.25 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.26     "Escrow Deposit" has the meaning set forth in
Section 7.5.

                  1.27 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.28     "Exchange Agent" has the meaning set forth in
Section 2.5(a).

                  1.29 "Expenses" means all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, brokers, finders, investment bankers, experts and consultants to the party and its Affiliates) incurred by the party or on its behalf in connection with the consummation of the transactions contemplated by this Agreement.

                  1.30     "FDIC" means the Federal Deposit Insurance
Corporation.

                  1.31 "Financial Statements of Mission" means the audited financial statements and notes thereto of Mission and the related opinions thereon included in Mission's financial reports for the years ended December 31, 1995 and 1996 and (ii) unaudited consolidated interim financial statements and notes thereto of Mission included in Mission's quarterly report for the nine months ended September 30, 1997.

                  1.32 "Financial Statements of CFAC" means (i) the audited consolidated financial statements and notes thereto of CFAC and the related opinions thereon included in CFAC's annual report for the year ended December 31, 1996; and (ii) unaudited consolidated interim financial statements and notes thereto of CFAC included in CFAC's quarterly report for the nine months ended September 30, 1997.

                  1.33 "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, municipal, foreign or other administrative agency, authority or instrumentality, and shall include any quasi-governmental agency, including, the Federal National Mortgage Association (FNMA), the
Federal Home Loan Mortgage Corporation (Freddie Mac), the United
States Small Business Administration (SBA), and the Department of
Housing and Urban Development (HUD).

                  1.34 "HOLA" means the Home Owners' Loan Act of 1933, as amended.

                  1.35 "Immediate Family" means a natural person's spouse, parents, in-laws, children and siblings.

                  1.36 "Interim Bank" means the interim bank to be chartered by CFAC to facilitate the Merger.

                  1.37 "Interim Bank Stock" means the common stock of Interim Bank.

                  1.38 "Investment Security" means any equity security or debt security as defined in Statement of Financial Accounting
Standards No. 115.

                  1.39     "IRS" means the Internal Revenue Service.

                  1.40     "List" means any one of the CFAC and Mission
Lists.

                  1.41 "McGladery and Pullen" means McGladery and Pullen, LLP, accountants to Mission.

                  1.42 "Merger" means the merger of Interim with and into Mission pursuant to the Agreement of Merger.

                  1.43 "Mission" means Mission Savings and Loan Association, a Federal Association.

                  1.44 "Mission Brokers and Finders List" has the meaning set forth in Section 4.16.

                  1.45 "Mission Conflicts and Consents List" has the meaning set forth in Section 4.6.

                  1.46 "Mission Contract List" has the meaning set forth in Section 4.17.

                  1.47 "Mission Defalcation Losses List" has the meaning set forth in Section 4.28.

                  1.48 "Mission Derivatives List" has the meaning set forth in Section 4.31.

                  1.49 "Mission Employee Plan List" has the meaning set forth in Section 4.20.

                  1.50     "Mission Filings" has the meaning set forth in
Section 4.5.

                  1.51 "Mission Indemnification List" has the meaning set forth in Section 4.26.

                  1.52 "Mission Insurance List" has the meaning set forth in Section 4.7.

                  1.53 "Mission Intellectual Property List" has the meaning set forth in Section 4.38.

                  1.54 "Mission Investment Securities List" has the meaning set forth in Section 4.30.

                  1.55 "Mission List" means any list required to be furnished by Mission to CFAC under this Agreement including but not limited to the Mission Brokers and Finders List, the Mission
Conflicts and Consents List, the Mission Contract List, the
Mission Defalcation Losses List, the Mission Derivatives List, the Mission Employee Plan List, the Mission Indemnification List, the Mission Insurance List, the Mission Intellectual Property
List, the Mission Investment Securities List, the Mission
Litigation List, the Mission Loan List, the Mission Material
Change List, the Mission Offices List, the Mission Defalcation
Losses List, the Mission Personal Property List, the Mission
Pledgee List, the Mission Real Property List, the Mission
Regulatory Actions List, the Mission Tax List and the Mission
Undisclosed Liabilities List.

                  1.56 "Mission Litigation List" has the meaning set forth in Section 4.10.

                  1.57     "Mission Loan List" has the meaning set forth in
Section 4.29.


                  1.58 "Mission Material Change List" has the meaning set forth in Section 4.18.

                  1.59 "Mission Offices List" has the meaning set forth in Section 4.27.

                  1.60 "Mission Option Plan" means the Mission 1990 Incentive Stock Option Plan.

                  1.61 "Mission Options" shall mean options outstanding to purchase shares of Mission Stock pursuant to the Mission
Option Plan.

                  1.62 "Mission Personal Property List" has the meaning set forth in Section 4.8.

                  1.63 "Mission Pledgee List" has the meaning set forth in Section 4.3.

                  1.64     "Mission Property" has the meaning set forth in
Section 4.12(b).

                  1.65 "Mission Real Property List" has the meaning set forth in Section 4.9.

                  1.66 "Mission Regulatory Actions List" has the meaning set forth in Section 4.23(b).

                  1.67 "Mission Stock" means the common stock, $8 stated value per share, of Mission.

                  1.68     "Mission Tax List" has the meaning set forth in
Section 4.11.

                  1.69 "Mission Undisclosed Liabilities List" has the meaning set forth in Section 4.4.

                  1.70     "OTS" means the Office of Thrift Supervision.

                  1.71 "OTS Regulations" means the rules and regulations of the OTS under HOLA.

                  1.72 "Perfected Dissenting Shares" means shares of Mission Stock the holders of which have not effectively withdrawn or lost their dissenters rights under Section 552.14.

                  1.73 "Per Share Price" means the amount obtained by dividing (i) the Aggregate Purchase Price by (ii) the number of shares of Mission Stock outstanding on the Closing Date.

                  1.74 "Person" means any natural person, corporation, trust, association, unincorporated body, partnership, joint venture, other entity, government or governmental department or agency.

                  1.75     "Plans" has the meaning set forth in Section 4.20.

                  1.76 "Proxy Statement" means the proxy materials used by Mission to solicit shareholder approval for the Merger.

                  1.77 "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligations of whom would be attributed to another Person pursuant to Rule 144 promulgated by the SEC under the Exchange Act.

                  1.78     "SAIF" means Savings Association Insurance Fund.

                  1.79     "SEC" means the Securities and Exchange
Commission.

                  1.80     "Scheduled Contracts" has the meaning set forth in
Section 4.17.

                  1.81 "Section 552.14" means Section 552.14 of the rules and regulations promulgated by the OTS.

                  1.82 "Surviving Bank" means the federal savings bank surviving the Merger, which shall be under the charter of Mission.

                  1.83 "Surviving Bank Stock" means the common stock of the Surviving Bank.

                  1.84 "Taxes" means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, corporation and estimated taxes, custom duties, fees, assessments and charges of any kind whatsoever; (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (i);
and (iii) any transferred liability (i.e., any liability acquired through merger, consolidation, acquisition or comparable transaction) in respect of any items described in clauses (i) and/or (ii).

                  1.85 "Tax Return" means all returns, declarations, reports, estimates, information returns and statements required to be filed in respect of any Taxes.

                  1.86 "Tax Sharing Agreement" means a legally binding agreement (whether or not in writing) pursuant to which tax losses of one entity are made available to another entity of the Affiliated Group or Affiliates for purpose of Taxes.

                  1.87 "Transaction Costs" means all expenses, costs and fees paid or incurred, or expected to be incurred, by Mission
(but excluding administrative overhead) in connection with the transactions described herein, including, without limitation (a) legal, accounting, investment, advisory, investment banker, broker, finder and other professional fees and costs; (b) termination fees associated with the termination of any contracts in connection with the Merger and (c) any bonus or severance payments to employees of Mission.

                  1.88 "Unpaid Cash Dividends" shall mean that amount to be declared and paid on the outstanding shares of Mission Stock between the date hereof and the Closing Date pursuant to Section
6.2(m) herein, but which Mission failed to declare and pay.

                                   ARTICLE II

                         THE MERGER AND RELATED MATTERS

                  2.1      THE MERGER.   The parties hereto agree that each
will use their best efforts to perfect the organization of Interim Bank in accordance with the rules and regulations of the OTS prior to the Closing Date. The directors and officers of Interim Bank, and the Charter and Bylaws of Interim Bank, shall be determined by CFAC. At the Effective Time of the Merger, the following transactions will occur simultaneously, pursuant to the terms of the Agreement of Merger:

                           (a)      MERGER OF INTERIM BANK WITH AND INTO
MISSION. Interim Bank shall be merged with and into Mission, and the Surviving Bank shall be under the charter of Mission.

                           (b)      EFFECT ON MISSION STOCK.  Subject to
Section 2.3, each share of Mission Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective Time of the Merger, pursuant to the Agreement of Merger and without any further action on the part of Mission or the holders of Mission Stock, be automatically canceled and cease to be an issued and outstanding share of Mission Stock and be converted into the right to receive the Per
Share Price.

                           (c)      EFFECT ON INTERIM BANK STOCK.  Each share of
Interim Bank Stock issued and outstanding immediately prior to the Effective Time of the Merger shall, on and at the Effective
Time of the Merger, pursuant to the Agreement of Merger, and without any further action on the part of Interim Bank or the holder of the Interim Bank Stock be converted into, and shall for all purposes be deemed to represent, one share of Surviving Bank
Stock.

                  2.2 EFFECT OF THE MERGER. At the Effective Time of the Merger, the corporate existence of Interim Bank and Mission shall be merged into and continued in the Surviving Bank and the Surviving Bank shall be deemed the same corporation as each bank participating in the Merger. All rights, franchises, and interests of Interim Bank and Mission in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other transfer and the Surviving Bank shall hold and enjoy all rights of property, franchises and interests, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by any one of the merging banks at the Effective Time of the Merger.

                  2.3 DISSENTING SHAREHOLDERS. Any Perfected Dissenting Shares shall not be converted into the right to receive the Per
Share Price, but the holders thereof shall be entitled to such rights as are granted them by Section 552.14. Each holder of Perfected Dissenting Shares who is entitled to payment for his shares of Mission Stock under Section 552.14 shall receive such payment in an amount determined pursuant to Section 552.14.

                  2.4 COMPUTATION AND CONFIRMATION OF CERTAIN ITEMS. The Aggregate Purchase Price and Per Share Price shall be calculated by Mission no later than five Business Days prior to the Closing Date and shall be set forth in a certificate (the
"Cash Certificate") executed by the Chief Financial Officer of
Mission and furnished to CFAC within four Business Days prior to the Closing Date showing the manner of calculation in reasonable detail. McGladery & Pullen will perform certain agreed upon procedures relating to the calculation of the Aggregate Purchase
Price and Per Share Price, which procedures will be agreed upon by Mission and CFAC. For purposes of this Section, the parties hereby acknowledge that McGladery & Pullen will not perform an audit, examination or review of this information and, in any event, that the maximum fee for such services shall not exceed
$5,000.

                  The Cash Certificate shall be reviewed and approved by CFAC no later than two Business Days following its delivery to CFAC. In the event of disagreement as to the information contained in the Cash Certificate, the parties shall negotiate in good faith to resolve any such disputed matters, and upon the failure to resolve any such matters, such dispute shall be resolved in accordance with the dispute resolution procedures set forth in Section 14.12 hereof.

                  2.5      PAYMENT PROCEDURES.

                           (a)      PAYMENT OF AGGREGATE PURCHASE PRICE.
Prior to the Effective Time of the Merger, CFAC will deposit an amount of cash equal to the Aggregate Purchase Price in an escrow account with a bank or trust company selected by CFAC and reasonably acceptable to Mission (the "Exchange Agent") for the benefit of the holders of Mission Stock, for exchange in accordance with (i) this Agreement, and (ii) an agreement between CFAC and the Exchange Agent in form and substance reasonably acceptable to Mission. Delivery to such holders of the cash to which they are entitled will subsequently be made by CFAC against delivery of share certificates formerly evidencing Mission Stock
(duly executed and in proper form for transfer) to CFAC in accordance with this Section 2.4 and an agreement to be entered into between CFAC and the Exchange Agent.

                           (b)      NO FURTHER OWNERSHIP RIGHTS IN MISSION
STOCK. All cash issued upon the surrender for exchange of shares of Mission Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Mission Stock.

                           (c)      EXCHANGE PROCEDURES.  CFAC shall direct the
Exchange Agent to mail, promptly after the Effective Time of the
Merger, to each holder of record of a certificate or certificates which immediately prior to the Effective Time of the Merger
represented outstanding shares of Mission Stock (the
"Certificates") whose shares were converted into the right to receive cash pursuant to Section 2.1 hereof, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CFAC and
Mission may reasonably specify), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for cash.
Upon surrender of a Certificate for cancellation to the Exchange
Agent or to such other agent or agents as may be appointed by
CFAC, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that amount of cash which such holder has the right to receive pursuant to the provisions of Sections 2.1 and
2.3 hereof, and the Certificate so surrendered shall forthwith be
canceled.   Until surrendered as contemplated by this Section
2.5, each Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender such cash as contemplated by this
Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Mission Stock should be unable to surrender the Certificates because they have been lost or destroyed, such holder may deliver in lieu thereof such bond in form and substance and with surety reasonably satisfactory to CFAC and shall be entitled to receive the cash in accordance with
Section 2.1.

                           (d)      NO FURTHER OWNERSHIP RIGHTS IN MISSION
STOCK. All cash issued upon the surrender for exchange of shares of Mission Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Mission Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Bank of the shares of Mission Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, Certificates are presented to the Surviving Bank for any reason, they shall be canceled and exchanged as provided in this Agreement.

                           (e)      TERMINATION OF EXCHANGE FUND.  Any portion
of the Exchange Fund which remains undistributed to the shareholders of Mission following the passage of six months after the Effective Time of the Merger shall be delivered to CFAC, upon demand, and any shareholders of Mission who have not theretofore complied with this Section 2.4 shall thereafter look only to CFAC for payment of their claim for cash.

                           (f)      NO LIABILITY.  Neither Mission or CFAC
shall be liable to any holder of shares of Mission Stock for cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  2.6 DIRECTORS AND OFFICERS OF SURVIVING BANK. At the Effective Time of the Merger, the directors of Interim Bank shall be the directors of the Surviving Bank until their successors have been chosen and qualified in accordance with the charter and Bylaws of Mission. The officers of Interim Bank at the Effective
Time of the Merger shall be the officers of the Surviving Bank until they resign or are replaced or terminated by the Board of Directors of the Surviving Bank or otherwise in accordance with the Surviving Bank's charter or Bylaws, except that the President and Chief Executive Officer of Mission shall continue to be the President of the Surviving Bank pursuant to the arrangement identified in Section 11.15 herein, and except that CFAC may identify other persons to serve as officers or directors of the Surviving Bank who are not then serving as officers or directors of Interim Bank.

                  2.7 NAME OF SURVIVING BANK. The name of the Surviving Bank shall be "Mission Savings and Loan Association, a Federal
Association."

                  2.8 CANCELLATION OF MISSION OPTIONS. Immediately prior to the Effective Time of the Merger, Mission shall pay to each holder of a Mission Option canceled pursuant to a written cancellation agreement, an aggregate amount (subject to any applicable withholding tax) equal to (a) the number of shares of Mission Stock covered by such Mission Option multiplied by (b) the difference between the Per Share Price and the exercise price of such Mission Option.

                                   ARTICLE III

                                   THE CLOSING

                  3.1 CLOSING DATE. The Closing shall take place on the Closing Date.

                  3.2 EXECUTION OF AGREEMENT OF MERGER. Prior to the Closing Date, and as soon as practicable after approval by the OTS to organize Interim Bank, the Agreement of Merger (as amended, if necessary, to conform to any requirements of any Governmental Entity having authority over the Merger) shall be executed by Mission and Interim. On the Closing Date, the Merger shall become effective in accordance with the approval granted by the OTS.

                  3.3 DOCUMENTS TO BE DELIVERED. At the Closing, the parties hereto shall deliver, or cause to be delivered, such documents or certificates as may be necessary, in the reasonable opinion of counsel for any of the parties, to effectuate the transactions contemplated by this Agreement. From and after the Effective Time of the Merger, each of the parties hereto hereby covenants and agrees, without the necessity of any further consideration whatsoever, to execute, acknowledge and deliver any and all other documents and instruments and take any and all such other action as may be reasonably necessary or desirable to effectuate the transactions set forth herein or contemplated hereby, and the officers and directors of the parties hereto shall execute and deliver, or cause to be executed and delivered, all such documents as may reasonably be required to effectuate such transactions.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                   OF MISSION

                  Mission represents and warrants to CFAC as follows:

                  4.1      INCORPORATION, STANDING AND POWER.   Mission is a
federal savings bank duly organized, validly existing and in good standing under the laws of the United States and is authorized by the OTS to conduct a federal savings bank business. The Federal
Stock Charter and Bylaws of Mission, all as amended to date, are in full force and effect. Mission's deposits are insured by the FDIC in the manner and to the fullest extent provided by law.
Mission has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Mission nor the location of any of its properties requires that Mission be licensed to do business in any jurisdiction other than the State of California where the failure to be so licensed would, individually or in the aggregate, have a material adverse effect on the financial condition, results of operation or business of Mission.

                  4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Mission consists of 625,000 shares of Mission Stock, of which 304,650 shares are outstanding, and no shares of preferred stock. All of the shares of Mission
Stock are duly authorized, validly issued, fully paid and nonassessable. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Mission
Stock nor any securities convertible into such stock, and Mission is not obligated to issue any additional shares of its common stock or any options, warrants or other rights in or with respect to the unissued shares of such stock or any other securities convertible into such stock, except for the 15,750 outstanding options which have been issued pursuant to the Mission 1990
Incentive Stock Option Plan to purchase shares of Mission Stock.
To the best of Mission's knowledge, there are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the shares of Mission, except for that certain Buy-Sell
Agreement, dated as of February 19, 1985, a copy of which has been furnished to CFAC.

                  4.3 SUBSIDIARIES. Mission does not own, directly or indirectly (except as pledgee pursuant to loans or upon acquisition in satisfaction of debt previously contracted, which are disclosed on a List provided by Mission to CFAC (the "Mission
Pledgee List")), the outstanding stock or equity or other voting interest in any corporation, partnership, joint venture or other entity, except for the shares of capital stock, par value $100 per share, of the Federal Home Loan Bank of San Francisco held by Mission as of the date hereof.

                  4.4 FINANCIAL STATEMENTS AND UNDISCLOSED LIABILITIES. Mission has previously furnished to CFAC a copy of the Financial
Statements of Mission.  The Financial Statements of Mission:
(a)present fairly the financial condition of Mission as of the respective dates indicated and its results of operations and changes in cash flows, for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal recurring adjustments, and, where applicable, the absence of footnotes; (b)have been prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied (except as otherwise indicated therein); and (c) are based upon the books and records of Mission.

                  Without limiting the generality of the foregoing, Mission does not have any liabilities or obligations, either accrued or contingent, that are material to Mission and that have not been: (a)reflected or disclosed in the Financial Statements of Mission; or (b)disclosed in a list furnished by Mission to CFAC (the "Mission Undisclosed Liabilities List") or on any other Mission List. Mission does not know of any reasonable basis for the assertion against Mission of any liability, obligation or claim (including, without limitation, that of any regulatory authority) that is likely to result in or cause a material adverse change in the business, financial condition, results of operations or prospects of Mission that is not accurately reflected in the Financial Statements of Mission or otherwise disclosed in this Agreement.

                  4.5 REPORTS AND FILINGS. Mission has filed all reports, returns, registrations and statements (such reports and filings referred to as "Mission Filings"), together with any amendments required to be made with respect thereto, that were required to be filed by it with (a)the OTS, (b)the FDIC and
(c)any other applicable Governmental Entity, including taxing authorities, except where the failure to file such reports, returns, registrations or statements has not had and is not reasonably expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission. No material adverse administrative actions have been taken or orders issued in connection with such Mission Filings.
As of their respective dates, each of such Mission Filings complied in all material respects with all laws and regulations enforced or promulgated by the Governmental Entity with which it was filed (or was amended so as to be in compliance promptly following discovery of any such noncompliance). Any financial statement contained in any of such Mission Filings fairly presented the financial position of Mission and was prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied, except as stated therein, during the periods involved. Mission has furnished CFAC with true and correct copies of all Mission Filings filed with the OTS, FDIC and any other securities or banking authority since
January 1, 1995.

                  4.6 AUTHORITY OF MISSION. The execution and delivery by Mission of this Agreement, subject to the requisite approval of the shareholders of Mission, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Mission, and this Agreement is, upon due execution and delivery by the respective parties thereto, a valid and binding obligation of Mission, as the case may be, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, fraudulent conveyance, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal
Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in a list furnished by Mission to CFAC (the "Mission
Conflicts and Consents List"), neither the execution and delivery by Mission of this Agreement, the consummation of the Merger or the transactions contemplated herein, nor compliance by Mission with any of the provisions hereof, will: (a)conflict with or result in a breach of any provision of the Federal Stock Charter, as amended, or Bylaws, as amended, of Mission; (b)constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which Mission or by which Mission or any of their respective properties or assets is bound; (c)result in the creation or imposition of any Encumbrance on any of the material properties or assets of Mission; (d)violate any material order, writ, injunction, decree, statute, rule or regulation applicable to Mission or any of its properties or assets. Except as set forth in the Mission Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity, and no consent of, approval of or notice to any other Person, is required in connection with the execution and delivery by Mission of this Agreement or the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by the shareholders of Mission; (ii)such approvals as may be required by the OTS and the FDIC; and (iii)the filing of the Articles of Combination with the OTS.

                  4.7 INSURANCE. Mission has furnished to CFAC a list (the "Mission Insurance List") setting forth all policies of insurance and bonds in effect as of the date hereof with respect to the business and assets of Mission. Except as set forth in the Mission Insurance List: (a) no insurer under any policy or bond maintained by Mission has canceled or indicated an intention to cancel or not to renew any such policy or bond or generally disclaimed liability thereunder and all such policies and bonds are in full force and effect; and (b) Mission is not in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. The Mission Insurance List includes a list of all policies of insurance carried and owned by Mission, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. There has been furnished to CFAC a copy of each such policy of insurance.

                  4.8 TITLE TO PERSONAL PROPERTY ASSETS. Mission has good and marketable title to all of its material, non-real estate, properties and assets, owned or stated to be owned by Mission, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Mission; (b) for Encumbrances for current Taxes not yet due; (c) for Encumbrances incurred in the ordinary course of business; (d)for Encumbrances that are not substantial in character, amount or extent and that do not materially detract from the value, or interfere with present use, of the property subject thereto or affected thereby, or otherwise materially impair the conduct of business of Mission; or (e) as set forth in a list furnished by Mission to CFAC (the "Mission Personal Property List.")

                  4.9 REAL ESTATE. Mission has furnished CFAC a list (the "Mission Real Property List") of real property, including real estate owned (REO), leaseholds and all other interests in real property (other than security interests), owned by Mission.
Except as set forth in the Mission Real Property List, Mission has duly recorded or caused to be recorded, in the appropriate county, all recordable interests in such real property. Mission has good and marketable title to the real property, and valid leasehold interests in the leaseholds, described in the Mission
Real Property List, free and clear of all Encumbrances, except:
(a)for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b)for current Taxes not yet due; (c)for such Encumbrances, if any, as do not materially detract from the value of or materially interfere with the present use of such property; and (d)as described in the Mission
Real Property List. Mission has furnished CFAC with true and correct copies of all leases included in the Mission Real
Property List, all title insurance policies and all documents evidencing recordation of all recordable interests in real property included in the Mission Real Property List.

                  4.10 LITIGATION. Except as set forth in the Mission Filings or in a list furnished by Mission to CFAC (the "Mission
Litigation List"), there is no private or governmental suit, claim, action or proceeding pending, nor to Mission's knowledge threatened, against Mission or against any of its directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Mission which, if adversely determined, would have a material adverse effect upon the business, financial condition, results of operations or prospects of Mission or the transactions contemplated hereby or which may involve a judgment against Mission in excess of $10,000. Also, except as disclosed in the Mission Filings or in the Mission Litigation List, there are no material judgments, decrees, stipulations or orders against Mission, enjoining it or, to the knowledge of Mission, any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area as it relates to the business of Mission.

                  4.11     TAXES.

                           (a)      Except as set forth in a list furnished by
Mission to CFAC (the "Mission Tax List"), (i) all material Tax
Returns required to be filed by or on behalf of Mission or the Affiliated Group(s) of which it is or was a member, have been duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects; (ii) all Taxes payable by or on behalf of Mission, either directly, as part of an Affiliated Group Tax Return, or otherwise, have been fully and timely paid, except to the extent adequately reserved therefor in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied on the Financial Statements of Mission, and adequate reserves or accruals for Taxes have been provided in the Financial Statements of Mission with respect to any period through the date thereof for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing;
and (iii) no agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, but not limited to, any applicable statute of limitation) has been executed or filed with any taxing authority by or on behalf of Mission, or any Affiliated Group(s) of which it is or was a member.

                           (b)      Mission has complied in all material
respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                           (c)      CFAC has been furnished complete copies of
(i) all material income or franchise Tax Returns of Mission relating to the taxable periods since January 1, 1993 and (ii) any audit report issued within the last three years relating to any material Taxes due from or with respect to Mission, with respect to its income, assets or operations.

                           (d)      Except as set forth in the Mission Tax List,
no claim has been made by a taxing authority in a jurisdiction where Mission does not file an income or franchise Tax Return such that Mission is or may be subject to taxation by that jurisdiction.

                           (e)      Except as set forth in the Mission Tax List:
(i) all deficiencies asserted or assessments made as a result of any examinations by any taxing authority of the Tax Returns of or covering or including Mission have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has Mission received any notice from any taxing authority that it intends to conduct such an audit or investigation; (ii) no requests for a ruling or a determination letter are pending with any taxing authority; and (iii) no issue has been raised in writing by any taxing authority in any current or prior examination which, by application of the same or similar principles, could reasonably be expected to result in a proposed deficiency against Mission for any subsequent taxable period that could be material.

                           (f)      Except as set forth in the Mission Tax
List, neither Mission nor any other Person on behalf of Mission has (i) filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as such term is defined in Section
341(f)(4) of the Code) owned by Mission, (ii) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Mission or has any knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Mission, or (iii) executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of state, local or foreign law with respect to Mission.

                           (g)      Except as set forth in the Mission Tax
List, no property owned by Mission is (i) property required to be treated as being owned by another Person pursuant to provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax exempt use property" within the meaning of Section 168(h)(1) of the Code or
(iii) is "tax-exempt bond financed property" within the meaning of Section 168(g) of the Code.

                           (h)      Mission is not a party to any Tax Sharing
Agreement or similar agreement or arrangement (whether written or not written) pursuant to which it will have any obligation to make any payments after the Closing.

                           (i)      There is no contract, agreement, plan or
arrangement covering any Person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Mission or its Affiliates by reason of
Section 280G of the Code, or would constitute compensation in excess of the limitation set forth in Section 162(m) of the Code.

                           (j)      There are no liens as a result of any
unpaid Taxes upon any of the assets of Mission.

                           (k)      Except as set forth in the Mission Tax
List, Mission has no elections in effect for federal income tax purposes under Sections 108, 168, 338, 441, 472, 1017, 1033, or
4977 of the Code.

                           (l)      Except as set forth in the Mission Tax
list, Mission does not have any net operating loss carryovers.

                  4.12     COMPLIANCE WITH LAWS AND REGULATIONS.

                           (a)      To Mission's knowledge, Mission is not in
default under or in breach of any provision of its Federal Stock
Charter, or Bylaws, as amended, or law, ordinance, rule or regulation promulgated by any Governmental Entity, where such default or breach would have a material adverse effect on the business, financial condition, results of operations or prospects of Mission.

                           (b)      Except as set forth on a list furnished by
Mission to CFAC (the "Mission Environmental Compliance List"), and without limiting Section 4.12(a), to Mission's knowledge:
(i)Mission is in compliance with all Environmental Regulations;
(ii)there are no Tanks on or about Mission Property; (iii)there are no Hazardous Materials on, below or above the surface of, or migrating from Mission Property; (iv)Mission has no loans outstanding secured by real property that are not in compliance with Environmental Regulations or which has a Tank on it or upon which there are Hazardous Materials on or migrating from; and
(v)without limiting Section 4.10 or the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action, suit, or proceeding or notice thereof before any Governmental Entity pending against Mission or concerning property securing Mission loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Mission
Property or property securing Mission loans, relating to the foregoing representations (i) - (iv). For purposes of this
Section 4.12(b), the term "Environmental Regulations" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all Governmental
Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public.
"Mission Property" shall mean real estate owned, leased, or otherwise used by Mission or in which Mission has an investment
(by sale and lease-back or otherwise) in each case, which real estate is owned, leased, or otherwise used on the date of this Agreement, including, without limitation, properties under foreclosure and properties held by Mission in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action, policy or common law; or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and
Liability Act (42 U.S.C. Section 9601, et seq.); the Resource
Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.);
the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.);
the Federal Water Pollution Control Act, as amended (33 U.S.C.
Section 1251, et seq.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 9601, et seq.); the Occupational
Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.); the Emergency Planning and Community Right-to-Know Act of
1986 (42 U.S.C. Section 11001, et seq.); the Mine Safety and
Health Act of 1977, as amended (30 U.S.C. Section 801, et seq.);
the Safe Drinking Water Act (42 U.S.C. Section 300f, et seq.);
and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance
Account Act (State Superfund), the Porter-Cologne Water Quality
Control Act, Section 25140, 25501(j) and (k), 25501.1,25281 and
25250.1 of the California Health and Safety Code and/or Article I of Title 22 of the California Code of Regulations, Division 4,
Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCBs), asbestos or urea formaldehyde foam insulation.

                           (c)      Mission has provided to CFAC phase I
environmental assessments with respect to each interest in real property set forth on the Mission Real Property List as to which such a phase I environmental investigation has been prepared by or on behalf of Mission. The Mission Real Property list discloses each such property as to which such an assessment has not been prepared on behalf of Mission.

                  4.13 PERFORMANCE OF OBLIGATIONS. Mission has performed in all material respects all of the obligations required to be performed by it to date and is not in default under or in breach of any term or provision of any covenant, contract, lease, indenture or any other covenant to which it is a party, is subject or is otherwise bound, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach, where such default or breach would have a material adverse effect on the business, financial condition, results of operations or prospects of Mission. Except for loans and leases made by Mission in the ordinary course of business, to Mission 's knowledge, no party with whom Mission has an agreement that is of material importance to the business of Mission is in material default thereunder.

                  4.14 EMPLOYEES. There are no controversies pending or threatened between Mission and any of its employees that are likely to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission. Mission is not a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

                  4.15     REGISTRATION OBLIGATION.   Mission is not under
any obligation, contingent or otherwise, to register any of its securities under the Securities Act.

                  4.16 BROKERS AND FINDERS. Except as set forth in a list furnished by Mission to CFAC (the "Mission Brokers and Finders List"), Mission is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

                  4.17 MATERIAL CONTRACTS. Except as set forth in a list furnished by Mission to CFAC (the "Mission Contract List") hereto (all items listed or required to be listed in such Mission
Contract List being referred to herein as "Scheduled Contracts"), Mission is not a party or otherwise subject to:

                           (a)      any employment, deferred compensation,
bonus or consulting contract that (i) has a remaining term, as of the date of this Agreement, of more than one year in length of obligation on the part of Mission and is not terminable by Mission within one year without penalty or (ii)requires payment by Mission of $10,000 or more per annum;

                           (b)      any advertising, brokerage, licensing,
dealership, representative or agency relationship or contract requiring payment by Mission of $10,000 or more per annum;

                           (c)      any contract or agreement that restricts
Mission (or would restrict any Affiliate of Mission (including
CFAC) after the Effective Time of the Merger) from competing in any line of business with any Person or using or employing the services of any Person;

                           (d)      any lease of real or personal property
providing for annual lease payments by or to Mission in excess of $10,000 per annum other than (i) financing leases entered into in the ordinary course of business in which Mission is lessor and
(ii)leases of real property presently used by Mission as banking offices;

                           (e)      any mortgage, pledge, conditional sales
contract, security agreement, option, or any other similar agreement with respect to any interest of Mission (other than as mortgagor or pledgor in the ordinary course of Mission's banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of its business, including any agreement relating to advances from the Federal Home Loan Bank of San Francisco) in personal property having a value of $10,000 or more;

                           (f)      other than as described in the Mission
Filings or as set forth in the Mission Employee Plan List, any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Mission;

                           (g)      any agreement to acquire equipment or any
commitment to make capital expenditures of $10,000 or more;

                           (h)      other than agreements entered into in the
ordinary course of business, including sales of other real estate owned, any agreement for the sale of any property or assets in which Mission has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

                           (i)      any agreement for the borrowing of any
money (other than liabilities or interbank borrowings made in the ordinary course of Mission 's banking business and reflected in the financial records of Mission);

                           (j)      any guarantee or indemnification by Mission
which involves the sum of $10,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

                           (k)      any supply, maintenance or landscape
contracts not terminable by Mission without penalty on 30 days or less notice and which provide for payments in excess of $20,000 per annum;

                           (l)      other than as disclosed with reference to
subparagraph (j) of this Section 4.17, any material agreement which would be terminable other than by Mission as a result of the consummation of the transactions contemplated by this Agreement;

                           (m)      any contract of participation with any
other financial institution or other Person in any loan in excess of $10,000 or any sales of assets of Mission, in either case with recourse of any kind to Mission;

                           (n)      any agreement providing for the sale or
servicing of any loan or other asset, including any agreements with the Small Business Administration, FNMA, HUD, or Freddie Mac or any other Person;

                           (o)      any contract relating to the provision of
data processing services to Mission;

                           (p)      any other agreement of any other kind which
involves future payments or receipts or performances of services or delivery of items requiring payment of $10,000 or more to or by Mission other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of its business.

                  True copies of all Scheduled Contracts, including all amendments and supplements thereto, have been furnished to CFAC.

                  4.18 CERTAIN MATERIAL CHANGES. Except as specifically required, permitted or effected by this Agreement or as set forth in a list furnished by Mission to CFAC (the "Mission Material
Change List"), since December 31, 1996 there has not been, occurred or arisen any of the following (whether or not in the ordinary course of business unless otherwise indicated):

                           (a)      Any change in any of the assets,
liabilities, permits, methods of accounting or accounting practices, business or manner of conducting business, of Mission or any other event or development that has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission;

                           (b)      Any damage, destruction or other casualty
loss (whether or not covered by insurance) that has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission that may involve a loss of more than $10,000 in excess of applicable insurance coverage;

                           (c)      Any amendment, modification or termination
of any existing, or entry into any new, material contract or permit that has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission;

                           (d)      Any disposition by Mission of an asset the
lack of which has had or may reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission; or

                           (e)      Any direct or indirect redemption, purchase
or other acquisition by Mission of any equity securities or any declaration, setting aside or payment of any dividend or other distribution on or in respect of the shares of Mission whether consisting of money, other personal property, real property or other things of value.

                  4.19 LICENSES AND PERMITS. Mission has all material licenses and permits that are necessary for the conduct of its business, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or prospects of Mission. The properties, assets, operations and businesses of Mission are and have been maintained and conducted, in all material respects, in compliance with all applicable licenses and permits. The properties and operations of Mission are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

                  4.20     EMPLOYEE BENEFIT PLANS.

                           (a)      EXISTENCE OF PLANS.  For purposes of this
Agreement, the term "Plans" shall mean (i) all "Employee Benefit
Plans" (as such term is defined in Section 3(3) of ERISA) of which Mission or any member of the same controlled group of corporations, trades or businesses as Mission within the meaning of Section 4001(a)(14) of ERISA (for purposes of this Section, an "ERISA Affiliate") is a sponsor or participating employer or as to which Mission or any of its ERISA Affiliates makes contributions or is required to make contributions and (ii) any similar employment, severance or other arrangement or policy of Mission or of any of its ERISA Affiliates (whether written or oral) providing for insurance coverage (including self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, or for profit sharing, deferred compensation, bonuses, stock options, stock appreciation or other forms of incentive compensation or post-retirement insurance, compensation or benefits. Except as is disclosed in the "Mission Employee Plan
List," (i) neither Mission nor any of its ERISA Affiliates maintains or sponsors, or makes or is required to make contributions to, any Plans, (ii) none of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, (iii) none of the Plans is a "defined benefit pension plan" within the meaning of Section 3(35) of ERISA, and (iv) each of the Plans is, and at all times since its inception has been, in compliance with all provisions of ERISA, the Code, the Consolidated Omnibus
Budget Reconciliation Act of 1985 ("COBRA") and all other applicable laws. Notwithstanding any statement or indication in this Agreement to the contrary, and except as otherwise provided for in the letter required pursuant to Article XII of this Agreement, there are no Plans as to which Mission or its ERISA
Affiliates will be required to make any contributions, whether on behalf of any of the current employees of the Mission, its ERISA
Affiliate or on behalf of any other person, after the Closing.
With respect to each of such Plans, at the Closing there will be no liabilities that have not been recorded in accordance with GAAP with respect to the establishment, implementation, operation, administration or termination of any such Plan, or the termination of the participation in any such Plan by Mission or any of its ERISA Affiliates. Neither Mission nor any ERISA
Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Plan, or modify or change any existing Plan that would affect any employee or terminated employee of Mission or any ERISA Affiliate, except as disclosed on the Mission Employee Plan List. Mission has delivered to CFAC true and complete copies of: (i) each of the Plans and any related funding and service agreements thereto
(including insurance contracts, investment managing agreements, subscription and participation agreements and recordkeeping contracts) including all amendments, all of which are legally valid and binding and in full force and effect and there are no defaults thereunder, (ii) the currently effective Summary Plan
Description, Summary of Material Modifications and all material employee communications pertaining to each of the Plans, (iii) the three most recent annual reports for each of the Plans
(including all relevant schedules), (iv) the most recently filed
PBGC Form 1 (if applicable), and (v) the most recent Internal
Revenue Service determination letter for each Plan which is intended to constitute a qualified plan under Section 401 of the Code and each amendment to each of the foregoing documents and any requests for rulings, determinations, or opinions pending with the Internal Revenue Service or any other governmental agency.

                           (b)      TITLE IV PLANS.  Mission does not maintain
any Plans subject to Title IV of ERISA.

                           (c)      PENALTIES; REPORTABLE EVENTS.  None of the
Plans, nor any trust created thereunder nor any trustee, fiduciary or administrator thereof, has engaged in any transaction which would be reasonably likely to subject any of the Plans, any such trust, or any trustee, fiduciary or administrator thereof, or any party dealing with the Plans or any such trust, to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any civil penalty imposed by Section 502 of ERISA.

                           (d)      DEFICIENCIES; QUALIFICATION.  None of the
Plans nor any trust created thereunder has incurred any
"accumulated funding deficiency" as such term is defined in
Section 412 of the Code, whether or not waived, since the
effective date of said Section 412.  Furthermore, neither Mission nor any of its ERISA Affiliates has any unfunded liability under
ERISA in respect of any of the Plans.  Each of the Plans and associated trust is qualified in form and operation under Section
401(a) of the Code and exempt from tax under Section 501(a) of the Code, respectively, and Mission does not know of any fact which could adversely affect the qualified status of any such
Plan.  No event has occurred which will subject such Plans to a material amount of tax under Section 511 of the Code.  Any such
Plan which has engaged in a merger, or consolidation, with any other Plan or transfer of assets or liabilities from any other
plan, has done so in compliance with the applicable laws.   All
material government reports and filings required by law have been properly and timely filed and all information required to be distributed to participants or beneficiaries has been distributed with respect to each Plan. All contributions required to be made to each of the Plans under the terms of the Plan, ERISA, the Code, COBRA or any other applicable laws have been timely made.
The Financial Statements properly reflect all amounts required to be accrued as liabilities to date under each of the Plans. There is no contract, agreement or benefit arrangement covering any employee of Mission which, individually or collectively, could give rise to the payment of any amount which would constitute an "excess parachute payment" (as defined in Section 280G of the Code).

                           (e)      LITIGATION.  There have occurred and there
exists (i) no pending litigation or controversies against the Plans or against Mission or any of its ERISA Affiliates as the "Employer" or "Sponsor" under the Plans or against the trustee, fiduciaries or administrators of any of the Plans and (ii) no pending or, to the knowledge of Mission, threatened investigations, proceedings, lawsuits, disputes, actions or controversies involving the Plans, or the administrator or trustee of any of the Plans with any of the Internal Revenue
Service, Department of Labor, Pension Benefit Guaranty
Corporation, any participant in the Plans or any other person whatsoever. Without limiting the generality of the foregoing, there are no lawsuits or other claims, pending or, to the knowledge of Mission, threatened (other than routine claims for benefits under a Plan) against (i) any Plan, or (ii) any "Fiduciary" of such Plan (within the meaning of Section 3(21)(a) of ERISA) brought on behalf of any participant, beneficiary or Fiduciary thereunder, nor is there a reasonable basis for any such claim.

                  4.21 CORPORATE RECORDS. The minute books of Mission accurately reflect all material actions taken to this date by the respective stockholders, boards of directors and committees of Mission and contain true and complete copies of the Federal Stock
Charter, as amended, Bylaws, as amended, and other charter documents, and all amendments thereto. True and complete copies of Mission's Federal Stock Charter, as amended, Bylaws, as amended, and other charter documents, and all amendments thereto, have been furnished to CFAC.

                  4.22 COMMUNITY REINVESTMENT ACT. Mission received a rating of "Satisfactory" in its most recent examination or interim review with respect to the Community Reinvestment Act.
Mission has not been advised of any supervisory concerns regarding any of Mission 's compliance with the Community
Reinvestment Act.

                  4.23     REGULATORY ACTIONS.

                           (a)      As of the date hereof, and to the best of
Mission's knowledge, Mission is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Bank Secrecy Act, the Fair Housing Act, the Community
Reinvestment Act, the Home Mortgage Disclosure Act, the Americans with Disabilities Act, and all other applicable fair lending laws or other laws relating to discrimination, and Mission is not the subject of a referral to either the United States Department of Justice or the Department of Housing and Urban Development for alleged violations of the Fair Lending Acts, except where any failure to comply would not have a material adverse effect on the business, financial condition, results of operations or prospects of Mission.

                           (b)      Except as set forth in a list (the "Mission
Regulatory Actions List"), to the knowledge of Mission, each material violation, criticism, or exception by any Governmental
Entity with respect to any examinations of Mission has been responded to or is the process of being responded to, and Mission has not been advised by any Governmental Entity that its response is inadequate.

                           (c)      Except as set forth in the "Mission
Regulatory Actions List", Mission is not a party to any cease and desist order, written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Entity nor has it been advised, in writing or orally within the past 60 days, by any Governmental Entity that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, directive, written agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter, board resolutions or similar undertaking.

                  4.24 INSIDER LOANS; OTHER TRANSACTIONS. Mission has previously provided CFAC with a listing, current as of November
30, 1997, of all extensions of credit made by Mission and each of its executive officers and directors and their related interests
(all as defined under Federal Reserve Board Regulation O), all of which have been made in compliance with Regulation O, which listing is true, correct and complete in all material respects.
Mission does not owe any amount to, or has any contract or lease with or commitment to, any of the present executive officers or directors of Mission (other than for compensation for current services not yet due and payable, and reimbursement of expenses arising in the ordinary course of business).

                  4.25 ACCOUNTING RECORDS. Mission maintains accounting records which fairly and accurately reflect, in all material respects, its transactions and accounting controls exist sufficient to provide reasonable assurances that such transactions are, in all material respects, (a)executed in accordance with management's general or specific authorization, and (b) recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting procedures and/or applicable regulatory accounting principles or banking regulations consistently applied. Such records, to the extent they contain important information pertaining to Mission which is not easily and readily available elsewhere, have been duplicated, and such duplicates have been stored and maintained in compliance with OTS Regulations.

                  4.26 INDEMNIFICATION. Other than pursuant to the provisions of its Federal Stock Charter or Bylaws or applicable
OTS Regulations, Mission is not a party to any indemnification agreement with any of its present directors, officers, employees, agents or other persons who serve or served in any other capacity with any other enterprise at the request of Mission (a "Covered Person"), and to the knowledge of Mission, there are no claims for which any Covered Person would be entitled to indemnification except as set forth in a list furnished by Mission to CFAC (the "Mission Indemnification List").

                  4.27 OFFICES AND ATMS. Mission has furnished to CFAC a list (the "Mission Offices List") setting forth the headquarters of Mission (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated by Mission (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth on the Mission Offices List, Mission maintains no other office or ATM and conducts business at no other location, and Mission has not applied for nor received permission to open any additional branch nor operate at any other location.

                  4.28 DEFALCATION LOSSES. Mission has furnished to CFAC a list (the "Mission Defalcation Losses List") setting forth any Defalcation Loss (as herein defined) which has occurred at Mission during the period after December 31, 1996 to the date of the Agreement. To the knowledge of Mission, no action has been taken or omitted to be taken by any employee of Mission that has resulted in the incurrence of a Defalcation Loss or that might reasonably be expected to result in the incurrence of any individual Defalcation Loss which, net of any insurance proceeds payable in respect thereof, would exceed $10,000 on an individual or aggregate basis. For purposes of this section, "Defalcation
Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines, civil money penalties, fines, litigation, claims or other similar acts or occurrences.

                  4.29     LOAN PORTFOLIO.

                           (a)      Mission  has furnished to CFAC a list (the
"Mission Loan List") that sets forth as of November 30, 1997 a description of (a) by type and classification, if any, each loan, lease, other extension of credit or commitment to extend credit by Mission in excess of $10,000; (b) by type and classification, all loans, leases, other extensions and commitments to extend credit of Mission of $10,000 or more, that have been classified by any bank regulatory authority or any unit of Mission or by any other Person as "Special Mention," "Watch List," "Substandard,"
"Doubtful," "Loss" or any comparable classification ("Classified
Credits"); and (c) all consumer loans due to Mission as to which any payment of principal, interest or any other amount is 90 days or more past due. There is no material disagreement with any regulatory agency as to any classification referred to herein.

                           (b)      Each loan, other than loans the aggregate
amount of which to any one borrower and its related interests reflected as an asset on Mission 's most recent balance sheet does not exceed $20,000, and each balance sheet date subsequent thereto (i) is evidenced by notes, agreements or other evidence of indebtedness which are true, genuine and what they purport to be, and (ii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. All such loans and extensions of credit that have been made by Mission and that are subject to Section 11 of HOLA comply therewith.

                  4.30 INVESTMENT SECURITIES. Mission has furnished to CFAC a list (the "Mission Investment Securities List") setting forth a description of each Investment Security held by Mission on November 30, 1997 and on the date of this Agreement. The
Mission Investment Securities List sets forth, with respect to each such Investment Security: (i)the issuer thereof; (ii) the outstanding balance or number of shares; (iii) the maturity, if applicable; (iv) the title of issue; and (v) the classification under SFAS No. 115. Mission does not hold any Investment
Security classified as trading.

                  4.31 DERIVATIVES CONTRACTS; STRUCTURED NOTES; ETC. Except as set forth in a list furnished by Mission to CFAC (the
"Mission Derivatives List"), Mission is not a party to nor has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivative contract
(including various combinations thereof) (each a "Derivatives
Contract") or owns securities that are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes," or "capped floating rate mortgage derivatives."

                  4.32 POWER OF ATTORNEY. Except as part of the transactions entered into by Mission in the ordinary course of its business, Mission has not granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

                  4.33 MATERIAL INTERESTS OF CERTAIN PERSONS. No officer or director of Mission, or any associate thereof (as such term is defined in Rule 12b-2 under the Exchange Act) has any material interest in any material contract or property (real or personal) tangible or intangible, used in or pertaining to the business of Mission.

                  4.34 FACTS AFFECTING REGULATORY APPROVALS. To the best of Mission's knowledge, there is no material fact, event or condition applicable to Mission which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to this Agreement and transactions contemplated by this Agreement.

                  4.35 DISCLOSURE DOCUMENTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of Mission ("Mission Supplied Information") for inclusion in any documents to be filed with the OTS, the FDIC or any other
Governmental Entity in connection with the transactions contemplated in this Agreement, will, at the respective times such documents are filed, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.36     CERTAIN REGULATORY MATTERS.

                           (a)      Mission is a qualified thrift lender under
Section 10(m) of the HOLA and is a member of the Federal Home
Loan Bank of San Francisco; and

                           (b)      Mission has not paid any dividends to
Mission shareholders that (i) caused the regulatory capital of Mission to be less than the amount then required by applicable law or (ii) exceeded any other limitation on the payment of dividends imposed by law, agreement or regulatory policy. Other than as required by applicable law or OTS Regulations, there are no restrictions on the payment of dividends by Mission.

                  4.37     CORPORATE APPROVAL.

                           (a)      The affirmative vote of the holders of
two-thirds of the outstanding shares of Mission is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the shareholders of Mission is required by law, the Federal Stock
Charter or Bylaws of Mission or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby; and

                           (b)      At a duly held and constituted meeting of
the Board of Directors of Mission, the directors unanimously authorized Mission's entry into this Agreement and the transactions contemplated hereby.

                  4.38 INTELLECTUAL PROPERTY. Except as set forth in a list furnished by Mission to CFAC (the "Mission Intellectual
Property List"), Mission owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and Mission has not received any notice with respect thereto that asserts the rights of others. Mission has in all material respects performed all the obligations required to be performed by it, and is not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

                  4.39 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by Mission hereby or in the Lists hereto do not contain any untrue statement of a material fact or omit to state any material fact which is necessary under the circumstances under which they were made to prevent the statements contained herein or in such Lists or schedules from being misleading.

                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF CFAC

                  CFAC represents and warrants to Mission as follows:

                  5.1 INCORPORATION, STANDING AND POWER. CFAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Certificate of Incorporation and Bylaws of CFAC, each as amended to date, are in full force and effect. CFAC is duly qualified and in good standing as a foreign corporation, and is authorized to do business, in all states or other jurisdictions in which such qualification or authorization is necessary, except where the failure to be so qualified or authorized would not, individually or in the aggregate, have a material adverse effect on the financial condition, results of operation or business of CFAC on a consolidated basis.

                  5.2 AUTHORITY OF CFAC. The execution and delivery by CFAC of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of CFAC, and this Agreement is a valid and binding obligation of CFAC, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally, and by general equitable principles. Except as set forth in a list furnished by CFAC to Mission (the "CFAC Conflicts and Consents List"), neither the execution and delivery by CFAC of this Agreement, the consummation of the transactions contemplated herein, nor compliance by CFAC with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of the Certificate of Incorporation or Bylaws, as amended, of CFAC;
(b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, franchise, license, permit, agreement or other instrument or obligation to which CFAC is a party, or by CFAC or any of their respective properties or assets is bound;
(c) result in the creation or imposition of any Encumbrance on any of the material properties or assets of CFAC; or (d) violate any material order, writ, injunction, decree, statute, rule or regulation applicable to CFAC or any of their respective properties or assets. Except as set forth in the CFAC Conflicts and Consents List, no consent of, approval of, notice to or filing with any Governmental Entity having jurisdiction over any aspect of the business or assets of CFAC, and no consent or approval of any other Person, is required in connection with the execution and delivery by CFAC of this Agreement, or the consummation by CFAC of the transactions contemplated hereby, except such approvals as may be required by the OTS and the FDIC.

                  5.3 DISCLOSURE DOCUMENTS AND APPLICATIONS. None of the information supplied or to be supplied by or on behalf of CFAC ("CFAC Supplied Information") for inclusion in the Proxy
Statement, or any other documents to be filed with the OTS, the FDIC or any other Governmental Entity in connection with the transactions contemplated in this Agreement will, at the respective times such documents are filed or become effective contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.4      CORPORATE APPROVAL.   At a duly constituted
meeting of the Board of Directors of CFAC, directors constituting at least a majority of the directors then in office authorized
CFAC's entry into this Agreement and the transactions contemplated hereby.

                  5.5 FACTS AFFECTING REGULATORY APPROVALS. To the knowledge of CFAC, there is no fact, event or condition applicable to CFAC which will, or reasonably could be expected to, adversely affect the likelihood of securing the requisite approvals or consents of any Governmental Entity to the Merger and the transactions contemplated by this Agreement.

                  5.6 ACCURACY AND CURRENTNESS OF INFORMATION FURNISHED. The representations and warranties made by CFAC hereby or in the Lists or schedules hereto do not contain any untrue statement of material fact or omit to state any material fact which is necessary under the circumstances to prevent the statements contained herein or in such Lists or schedules from being misleading.

                                   ARTICLE VI

                              COVENANTS OF MISSION
                      PENDING EFFECTIVE TIME OF THE MERGER

                  Subject to the requirements of law and regulation generally applicable to savings and loan associations and fiduciary obligations of its Board of Directors, Mission covenants and agrees with CFAC as follows:

                  6.1 LIMITATION ON MISSION'S CONDUCT PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement, Mission agrees to conduct its business in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practices, and Mission shall not, without prior written consent of CFAC:

                           (a)      issue, sell or grant any Mission Stock or
any other securities (including long term debt) of Mission or any rights, options or securities to acquire any Mission Stock or any other securities (including long term debt) of Mission, except pursuant to Mission Options outstanding as of the date hereof;

                           (b)      purchase, redeem or otherwise acquire any
capital stock or other securities of Mission or any rights, options, or securities to acquire any capital stock or other securities of Mission except as permitted by this Agreement;

                           (c)      except as may be required to effect the
transactions contemplated herein, amend its Federal Stock Charter or Bylaws, as applicable;

                           (d)      grant any general or uniform increase in
the rate of pay of Mission's employees or Mission's employee benefits;

                           (e)      grant any increase in salary, incentive
compensation or employee benefits or pay any bonus to any Person except for (i) salary increases of not more than 5% per individual employee granted in the ordinary course of business and consistent with past practices or as required by an existing written employment agreement, and (ii) bonuses in a maximum collective amount of up to $50,000 payable by Mission to its employees immediately prior to the Closing and only in conjunction with consummation of the transactions contemplated by this Agreement;

                           (f)      by or on behalf of Mission, make any
capital expenditure or commitments with respect thereto in excess of $20,000 in the aggregate for any specific project or purpose, except for ordinary repairs, renewals and replacements;

                           (g)      compromise or otherwise settle or adjust
any assertion or claim of a deficiency in Taxes (or interest thereon or penalties in connection therewith), extend the statute of limitations with any tax authority or file any pleading in court in any tax litigation or any appeal from an asserted deficiency, or file or amend any federal, foreign, state or local tax return, or make any tax election;

                           (h)      by or on behalf of Mission, grant or commit
to grant any extension of credit if such extension of credit, together with all other credit then outstanding to the same
Person and all Affiliated Persons, if unsecured would exceed
$20,000, or $250,000 if secured by a lien on real estate (for purposes of this Section 6.1(h), if Mission requests approval to grant or commit to grant any extension of credit of the type identified in this Section 6.1(h), such consent shall be deemed granted if CFAC does not respond within 24 hours of Mission's request for consent);

                           (i)      by or on behalf of Mission, change any
method or period of accounting unless and until required by generally accepted accounting principles or a Governmental Entity;

                           (j)      by or on behalf of Mission, grant or commit
to grant any extension of credit or amend the terms of any such credit outstanding on the date hereof to any executive officer, director or holder of ten percent (10%) or more of the outstanding Mission Stock, or any Affiliate of such Person, if such credit would exceed $20,000;

                           (k)      by or on behalf of Mission, close any
offices at which business is conducted or open any new offices;

                           (l)      by or on behalf of Mission, adopt or enter
into any new employment agreement or other employee benefit plan or arrangement or amend or modify any employment agreement or employee benefit plan or arrangement of any such type except for such amendments as are required by law, and except as otherwise permitted by this Agreement;

                           (m)      initiate, solicit, or encourage (including
by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any
Competing Transaction (as such term is defined below), or
negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any
Competing Transaction, or authorize or permit any of its
officers, directors, or employees or any investment banker,
financial advisor, attorney, accountant, or other representative retained by Mission or any of its Affiliates to take any such action, and Mission shall promptly notify CFAC (orally and in writing) of all of the material facts relating to all inquiries and proposals which it may receive relating to any of such
matters.   For purposes of this Agreement, "Competing
Transaction" shall mean any of the following involving Mission:
any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Mission representing ten percent (10%) or more of the consolidated assets of Mission; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock), representing ten percent (10%) or more of the voting power of Mission; a tender offer or exchange offer for at least ten percent (10%) of the outstanding shares of Mission; a solicitation of proxies in opposition to approval of the Merger and the transactions contemplated by this Agreement by Mission's shareholders; or a public announcement of a bona fide proposal, plan or intention to do any of the foregoing. Mission will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties (other than CFAC) conducted heretofore with respect to any of the foregoing. Mission will take the necessary steps to inform promptly the appropriate individuals or entities referred to above of the obligations undertaken in this Section. Mission agrees that it will notify CFAC immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such negotiations or discussion are sought to be initiated or continued with Mission.
Mission also agrees that it shall promptly request each Person, other than CFAC, that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring
Mission to return or otherwise destroy all confidential information heretofore furnished to such person by or on behalf of Mission and enforce any such confidentiality agreements.

                  Notwithstanding any other provision in this Section 6.1(n) or elsewhere in this Agreement, the obligations of Mission in this Agreement are subject to the continuing fiduciary duties of the Board of Directors of Mission and to the continuing fiduciary duties of the Board of Directors of Mission to the shareholders of Mission, as applicable. In the event the Board of Directors of Mission receives an unsolicited, bona fide offer for a Competing Transaction with another entity, and reasonably determines, upon advice of counsel, that as a result of such offer, any duty to act or to refrain from doing any act pursuant to this Agreement is inconsistent with the continuing fiduciary duties of said Board of Directors, such failure to act or refrain from doing any act shall not constitute the failure of any condition, breach of any covenant or otherwise constitute any breach of this Agreement, except that any such failure to act or refrain from doing any act shall entitle CFAC to terminate this Agreement pursuant to Section 13.1(h) hereof;

                           (n)      by or on behalf of Mission, other than in
the ordinary course of business, consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person;

                           (o)      by or on behalf of Mission, change any of
Mission's basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of Mission's business or operations;

                           (p)      by or on behalf of Mission, grant any
Person a power of attorney or similar authority;

                           (q)      by or on behalf of Mission, make any
investment by purchase of stock or securities (including an Investment Security), contributions to capital, personal property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of two years, in any case, in the ordinary course of business consistent with past practices and which are not designated as trading;

                           (r)      by or on behalf of Mission, settle any
claim, action or proceeding involving any liability of Mission for money damages in excess of $20,000 exclusive of insurance coverage, or involving restrictions upon the operations of Mission;

                           (s)      by or on behalf of Mission, amend or modify
in any material respect any Scheduled Contract or enter into any agreement or contract that would be a Scheduled Contract under
Section 4.17, except as otherwise permitted by this Agreement;

                           (t)      by or on behalf of Mission, waive or
release any material right or collateral or cancel or compromise any extension of credit or other debt or claim, except for actions taken in the resolution of extensions of credit or other debts or claims that do not result in a reduction in excess of 10% of the amount Mission is otherwise entitled to pursuant to such right, collateral, credit or other debt or claim, and in a manner consistent with past practice;

                           (u)      by or on behalf of Mission, enter into any
new activities or lines of business, or cease to conduct any material activities or lines of business that it conducts on the date hereof, or conduct any material business activity not consistent with past practice;

                           (v)      by or on behalf of Mission, sell, transfer,
mortgage, encumber or otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practices;

                           (w)      by or on behalf of Mission, reclassify any
Investment Security from hold-to-maturity or available for sale to trading;

                           (x)      by or on behalf of Mission, sell any
security other than in the ordinary course of business;

                           (y)      by or on behalf of Mission, and not
including any foreclosures and deeds in lieu of foreclosures, take title to any real property, other than single family or multifamily residences of which Mission has no actual notice of any suspected environmental contamination, without conducting prior thereto an environmental investigation (which at a minimum shall consist of a phase I environmental report), which investigation shall fail to disclose the presence of any suspected environmental contamination; or

                           (z)      agree or make any commitment to take any
actions prohibited by this Section 6.1.

                  6.2 AFFIRMATIVE CONDUCT OF MISSION PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time of the Merger, Mission shall:

                           (a)      use its commercially reasonable efforts
consistent with this Agreement to maintain and preserve intact its present business organizations and to maintain and preserve its relationships and goodwill with account holders, borrowers, employees and others having business relationships with Mission;

                           (b)      use its commercially reasonable efforts to
keep in full force and effect all of the existing material permits and licenses of Mission;

                           (c)      use its commercially reasonable efforts to
maintain insurance coverage at least equal to that now in effect on all properties for which it is responsible and on the business operations of Mission;

                           (d)      perform its material contractual
obligations and not become in material default on any such obligations;

                           (e)      duly observe and conform to all lawful
requirements applicable to its businesses, except for any failure to so observe and conform that would not have a material adverse effect on the business, financial condition, results of operation or prospects of Mission;

                           (f)      maintain its assets and properties of
Mission in good condition and repair, normal wear and tear excepted;

                           (g)      promptly advise CFAC in writing of any
event or any other transaction within Mission 's knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding shares of Mission prior to the record date fixed for the shareholder meeting of Mission or any adjourned meeting thereof to approve this Agreement and the transactions contemplated herein;

                           (h)      promptly notify CFAC regarding receipt from
any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Mission, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Mission, and make available to CFAC the calculation work papers for federal income tax estimated payments;

                           (i)      make available to CFAC monthly unaudited
consolidated balance sheets and consolidated income statements of Mission within fifteen (15) days after the close of each calendar month;

                           (j)      not later than the 20th day of each
calendar month, amend or supplement the Mission Lists prepared and delivered pursuant to Article IV to ensure that the information set forth in the Mission Lists accurately reflects the then-current status of the information provided therein, and deliver such amendments or supplements to CFAC. Mission shall further amend or supplement the Mission Lists as of the Closing
Date if necessary to reflect any additional information that needs to be included in the Mission Lists. No amendment or supplement to the Mission Lists needs to be provided to the extent there has been no change or update in such Mission List;

                           (k)      use its commercially reasonable efforts to
obtain any third party consent with respect to any contract, agreement, lease, license, amendment, permit or release that is material to the business of Mission that is contemplated in this Agreement as required in connection with the Merger; and

                           (l)      maintain an allowance for loan and lease
losses consistent with practices and methodology as in effect on the date of the execution of this Agreement, subject to terms of the Agreement;

                           (m)      declare, set aside and pay cash dividends
between the date hereof and the Closing Date in the amount of $0.09 per quarter, or the appropriate pro rata portion thereof, for each full or pro rata portion of a quarterly period commencing January 1, 1998 and ending on the Closing Date;

                  6.3      ACCESS TO INFORMATION.

                           (a)      Mission will afford, upon reasonable
notice, to CFAC and its representatives, counsel, accountants, agents and employees reasonable access during normal business hours to all of its business, operations, properties, books, files and records and will do everything reasonably necessary to enable CFAC and its representatives, counsel, accountants, agents and employees to make a complete examination of the financial statements, businesses, assets and properties of Mission and the condition thereof and to update such examination at such intervals as CFAC shall reasonably deem appropriate. Such examination shall be conducted in cooperation with the officers of Mission and in such a manner as to minimize any disruption of, or interference with, the normal business operations of Mission . Upon the request and at the sole expense of CFAC, Mission will request McGladery &
Pullen to provide reasonable access to auditors' work papers with respect to the businesses and properties of Mission including tax accrual work papers prepared for Mission during the preceding sixty (60) months or any future completed audits or completed reviews of Mission other than (i) books, records and documents covered by the attorney-client privilege, or that are attorneys' work product, and (ii) books, records and documents that Mission is legally obligated to keep confidential. No examination or review conducted under this section shall constitute a waiver or relinquishment on the part of CFAC of the right to rely upon the representations and warranties made by Mission herein. CFAC covenants and agrees that it and its representatives, counsel, accountants, agents and employees will hold in strict confidence all documents and information concerning Mission received from any of them so obtained (except to the extent that such documents or information are a matter of public record or require disclosure in any of the public information of any applications required to be filed with any Governmental Entity to obtain the approvals and consents required to effect the transactions contemplated hereby), and if the transactions contemplated herein are not consummated, such confidence shall be maintained and all such documents shall be returned to Mission.

                           (b)      Representatives of CFAC, selected by CFAC
in its sole discretion, shall be authorized and permitted to review each loan, lease, or other credit funded or renewed by Mission after the date hereof, and all information associated with such loan, lease or other credit within three Business Days of such funding or renewal, such review to take place on Mission 's premises.

                           (c)      Representatives of CFAC, selected by CFAC
in its sole discretion, shall be reasonably permitted by Mission to attend all regular and special Board of Directors' and committee meetings of Mission from the date hereof until the Effective Time of the Merger; provided, however, that the attendance of such representative shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Mission under this Agreement, or information covered by the attorney-client privilege.

                  6.4 REVIEW BY ACCOUNTANTS. Promptly upon request of CFAC, Mission will request McGladery & Pullen to permit CFAC and its representatives to review and examine the work papers of McGladery & Pullen relating to Mission and the Financial
Statements of Mission and to review and examine the work papers of McGladery & Pullen relating to any future completed audits or completed reviews of Mission.

                  6.5 FILINGS. Mission agrees that through the Effective Time of the Merger, each of its reports, registrations, statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with all the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed. Any financial statement contained in any such report, registration, statement or other filing that is intended to present the financial position of the entity or entities to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with generally accepted accounting principles and/or applicable regulatory accounting principles or banking regulations consistently applied during the periods involved.

                  6.6 NOTICES; REPORTS. Mission will promptly notify CFAC of any event of which Mission obtains knowledge which has had or may have a materially adverse effect on the financial condition, operations, business or prospects of Mission or in the event that Mission determines that it is unable to fulfill any of the conditions to the performance of CFAC's obligations hereunder, as set forth in Articles IX or XI herein, and Mission will furnish CFAC (i) as soon as available, and in any event within ten (10) days after it is prepared, any report by Mission, or submission to the Board of Directors of Mission or committee thereof, except to the extent such report (or, in the case of a portion of a report, the relevant portion thereof) has been prepared for the sole purpose of discussing the transactions contemplated by this Agreement or the obligations of Mission under this Agreement or information covered by the attorney-client privilege, provided, however, that this exception shall not excuse any of Mission's other obligations under this Agreement; (ii) as soon as available, all proxy statements, information statements, financial statements, reports, letters and communications sent by Mission to its stockholders or other security holders, and all reports filed by Mission with, or received by Mission from, the OTS, FDIC or any other
Governmental Entity, and (iii) such other existing reports as CFAC may reasonably request relating to Mission.

                  6.7 MISSION STOCKHOLDERS' MEETING. Promptly after the execution of this Agreement, and in no event later than 120 days after the date hereof, Mission will take action necessary in accordance with applicable law and its charter and Bylaws, including preparation of the Proxy Statement, to convene a meeting of its stockholders to consider and vote upon this Agreement and the transactions contemplated hereby. The Board of Directors of Mission shall, subject to its fiduciary duties, recommend that its stockholders approve this Agreement and the transactions contemplated hereby, and the Board of Directors of Mission shall, subject to its fiduciary duties, use its best efforts to obtain the affirmative vote of the holders of the largest possible percentage of the outstanding Mission Stock to approve this Agreement and the transactions contemplated hereby.

                  6.8 APPLICATIONS. Mission will cooperate with CFAC in the preparation of the applications to be filed to obtain the necessary regulatory approvals to consummate the transactions contemplated by this Agreement and the Merger. Mission covenants and agrees that all information furnished by Mission for inclusion in all applications or statements filed with the appropriate regulatory authorities for approval of, or consent to, the Merger will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  6.9 CERTAIN LOANS AND OTHER EXTENSIONS OF CREDIT. Mission will promptly inform CFAC of the amounts and categories of any Classified Credits. Mission will furnish CFAC, as soon as practicable, and in any event within 20 days after the end of each calendar month, schedules including the following: (a)
Classified Credits (including with respect to each credit its classification category and the originating unit); (b) nonaccrual credits (including the originating unit); (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status (including its originating unit); (d) credits delinquent as to payment of principal or interest
(including its originating unit), including an aging into current-to-29, 30-59, 60-89, and 90+ day categories; (e) participating loans and leases, stating, with respect to each, whether it is purchased or sold and the originating unit; (f) loans or leases (including any commitments) by Mission to any Mission director, officer at or above the senior vice president level, or shareholder holding ten percent (10%) or more of the capital stock of Mission, including with respect to each such loan or lease the identity and, to the knowledge of Mission, the relation of the borrower to Mission, and the outstanding and undrawn amounts; (g) letters of credit (including the originating unit); (h) loans or leases wholly or partially charged off during the previous month (including with respect to each loan or lease, the originating amount, the write-off amount and its originating unit); and (i) other real estate or assets acquired in satisfaction of debt.

                  6.10 RESIGNATIONS. There shall have been delivered to CFAC the resignations of the members of the Board of Directors and officers of Mission effective at the Closing as CFAC shall request, provided, however, that CFAC shall not request, at or prior to the Closing, the resignation of Donavon Ternes as a director of Mission, unless such resignation is required by any Governmental Entity.

                  6.11 CONTRACT TERMINATION. Subject to compliance with the applicable rules and regulations of the OTS, the contracts, if any, identified by CFAC in writing no less than 45 days prior to Closing, shall have been terminated by Mission as of the Closing Date, and all expenses arising in connection with the termination of such contracts shall have been included as Transaction Costs (the "CFAC Contract Termination List").

                  6.12 CASH PAYMENT FOR STOCK OPTIONS; TERMINATION OF MISSION OPTION PLAN. Prior to the Effective Time of the Merger,
Mission shall (a) use its best efforts to cause each holder of Mission Options to enter into an agreement providing for the cancellation of such options immediately prior to the Effective
Time of the Merger and (b) take all actions necessary to terminate the Mission Option Plan, such termination to be effective at the Effective Time of the Merger.

                                   ARTICLE VII

                                COVENANTS OF CFAC
                      PENDING EFFECTIVE TIME OF THE MERGER

                  Subject to requirements of law and regulation generally applicable to federally chartered savings banks and fiduciary obligations of its Board of Directors, CFAC covenants and agrees with Mission as follows:

                  7.1 LIMITATION ON CFAC'S CONDUCT PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time of the Merger, except as contemplated by this Agreement, CFAC shall not, without prior written consent of Mission, (which consent shall not be unreasonably withheld):

                           (a)      enter into any agreement to acquire, merge
or consolidate with another insured depository institution which transaction any Governmental Entity advises CFAC in writing would result in the disapproval of the transactions contemplated in this Agreement or the delay thereof until after May 31, 1999; or

                           (b)      agree or make any commitment to take any
actions prohibited by this Section 7.1.

                  7.2 AFFIRMATIVE CONDUCT OF CFAC PRIOR TO EFFECTIVE TIME. Between the date hereof and the Effective Time of the Merger, CFAC shall:

                           (a)      duly observe and conform to all lawful
requirements applicable to its business except for any failure to so observe and conform that would not have a material adverse effect on the ability of CFAC to consummate the Merger;

                           (b)      use its commercially reasonable efforts to
obtain any third party consent with respect to any contract, agreement, lease, license, arrangement, permit or release that is material to the business of CFAC on a consolidated basis or that is contemplated in this Agreement as required in connection with the Merger; and

                           (c)      not later than the 20th day of each
calendar month, amend or supplement the CFAC Lists prepared and delivered pursuant to Article V to ensure that the information set forth in the CFAC Lists accurately reflects the then-current status of the information provided therein, and deliver such amendments or supplements to Mission. CFAC shall further amend or supplement the CFAC Lists as of the Closing Date if necessary to reflect any additional information that needs to be included in the CFAC
Lists. No amendment or supplement to the CFAC Lists needs to be provided to the extent there has been no change or update in such CFAC List.

                  7.3 APPLICATIONS. CFAC will prepare and file or cause to be prepared and filed an application for approval of the
Merger and organization of Interim with the OTS, and an
application pursuant to which it, and its Affiliates, as
appropriate, will become a savings and loan holding company.
CFAC shall afford Mission  a reasonable opportunity to review such applications (except the confidential portions thereof
relating to CFAC or its Affiliates) and all amendments and
supplements thereto before the filing thereof.   CFAC will use
its commercially reasonable efforts to obtain all regulatory approvals or consents necessary to effect the Merger as soon as practicable., provided, however, under no circumstances shall CFAC or its Affiliates be required to modify any of their business plans or the proposed business plan for Mission in a manner which CFAC determines would be materially burdensome.

                  CFAC will cooperate with Mission in its preparation of the Proxy Statement. CFAC covenants and agrees that all information furnished by CFAC for inclusion in the Proxy
Statement will comply in all material respects with the provisions of applicable law, and will not contain any untrue statement of material fact or omit to state material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  7.4 NOTICES; REPORTS. CFAC will promptly notify Mission in the event that CFAC determines that it is unable to fulfill any of the conditions to the performance of Mission's obligations hereunder, and shall provide to Mission any reports as Mission may reasonably request which relate to CFAC's inability to fulfill any of the conditions to the performance of CFAC's obligations hereunder. CFAC, at Mission's reasonable request, shall provide updates to any of the reports referred to in this Section 7.4.

                  7.5 DEPOSIT INTO ESCROW FUND. Within 15 Business Days after the date of this Agreement, CFAC shall deposit into an escrow account with a bank or trust company selected by CFAC and reasonably acceptable to Mission for the benefit of Mission an amount (the "Escrow Deposit") equal to five percent of the total shareholders' equity of Mission as of October 31, 1997. In the event the Closing does not occur because this Agreement is terminated pursuant to Section 13.1(c), CFAC shall forfeit the Escrow Deposit to Mission under the conditions described in
Section 14.2 hereunder. If the Closing shall occur, or the Agreement shall be terminated for any other reason other than as specified in Section 13.1(c), the Escrow Deposit shall be immediately returned to CFAC.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS

                  The parties hereto hereby mutually covenant and agree with each other as follows:

                  8.1 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement as promptly as practical, provided, however, under no circumstances shall CFAC or its Affiliates be required to modify any of their business plans or the proposed business plan for Mission in a manner which CFAC concludes would be materially burdensome.

                  8.2 PUBLIC ANNOUNCEMENTS. No press release or other public disclosure of matters related to this Agreement or any of the transactions contemplated hereby shall be made by CFAC, on the one hand, or Mission, on the other hand, unless the other party shall have provided their prior consent to the form and substance thereof; provided, however, that nothing herein shall be deemed to prohibit any party hereto from making any disclosure which its counsel deems necessary or advisable in order to fulfill such party's disclosure obligations imposed by law. To the extent practicable, a joint press release shall be made with respect to announcement of the entry into this Agreement.

                  8.3 ENVIRONMENTAL ASSESSMENT AND REMEDIATION. CFAC may cause to be prepared at CFAC's sole cost and expense one or more phase I environmental investigations with respect to any property on the Mission Real Property List. In the event any such phase I environmental investigation report, or any similar report submitted to CFAC pursuant to Section 4.12(c) of this Agreement, or any information from a Governmental Entity discloses facts which, in the sole discretion of CFAC, warrant further investigation, CFAC shall provide written notice to Mission, and Mission shall use commercially reasonable efforts to cause to be completed within 60 days of such written notice, at the sole cost and expense of CFAC, a phase II environmental investigation and report with respect to such property. The consultant engaged by Mission to conduct such investigation and provide such report shall be an environmental consultant satisfactory to CFAC, who shall provide an estimate of the cost of taking any remedial action recommended or suggested in such phase II environmental investigation report, or which is required by law, or which is determined to be prudent by CFAC in its sole discretion. Mission shall either: (i) immediately commence such remediation and complete such remediation promptly thereafter;
(ii) sell or otherwise transfer subject property in its entirety to an unaffiliated third party without recourse to Mission, its successors or assigns and subject to an agreement which CFAC must approve; or (iii) refrain from taking any action with respect to the subject property. In the event Mission refrains from taking any action with respect to the subject property, CFAC shall have the right to terminate this Agreement pursuant to Section
13.1(i). If Mission elects to remediate, the cost of any remediation, including the cost, if any, of any estimates, shall be borne by Mission (subject to applicable rights of remibursement from third parties.) CFAC shall have the right, notwithstanding any other provision of this Agreement, to extend the Closing until such remediation can be fully accomplished;
provided, that in no event shall the Closing be extended beyond
May 31, 1999 unless otherwise agreed to by the parties hereto.

                  CFAC agrees to keep confidential, other than with respect to Mission, and not to disclose any nonpublic information obtained in the course of such environmental investigation relating to environmental contamination or suspected contamination of any property on the Mission Real Property List, except as required by law.

                                   ARTICLE IX

                       CONDITIONS PRECEDENT TO THE MERGER

                  The obligations of each of the parties hereto to consummate the transactions contemplated herein are subject to the satisfaction or waiver by each of the parties, on or before the Closing Date, of the following conditions:

                  9.1 SHAREHOLDER APPROVAL. The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of Mission and Interim.

                  9.2 NO JUDGMENTS OR Orders. No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits the effectuation of, or threatens to invalidate or set aside, the Merger substantially in the form contemplated by this Agreement, unless counsel to the party against whom such action or proceeding was instituted or threatened renders to the other parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

                  9.3 REGULATORY APPROVALS. To the extent required by applicable law or regulation, all approvals or consents of any Governmental Entity, including, without limitation, those of the OTS shall have been obtained or granted for the Merger and the transactions contemplated hereby and the applicable waiting period under all laws shall have expired. All other statutory or regulatory requirements for the valid completion of the transactions contemplated hereby shall have been satisfied and no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated, interpreted, applied or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger or any other transaction contemplated by this Agreement.

                                    ARTICLE X

                   CONDITIONS PRECEDENT TO THE OBLIGATIONS OF
                                     MISSION

                  All of the obligations of Mission to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by Mission:

                  10.1 LEGAL OPINION. Mission shall have received the opinion of Manatt, Phelps & Phillips, LLP attorneys for CFAC, dated as of the Closing Date, in substantially the form of EXHIBIT B hereto.

                  10.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All covenants, terms and conditions of this Agreement to be complied with and performed by CFAC at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of CFAC contained in Article V hereof shall have been true and correct in all material respects (except that where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the CFAC Lists in accordance with Section 7.2(c).

                  10.3 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement, by CFAC, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the Board of Directors of CFAC to the extent required by applicable law and CFAC shall have full power and right to merge with Mission.

                  10.4 OFFICERS' CERTIFICATE. There shall have been delivered to Mission on the Closing Date a certificate executed by the Chief Executive Officer and the Chief Financial Officer of
CFAC, respectively, certifying, to the best of their knowledge, compliance with all of the provisions of Sections 10.2 and 10.3.

                  10.5 FAIRNESS OPINION. Mission shall have received a letter from Carpenter & Company or such other investment banking firm selected by Mission, and reasonably satisfactory to CFAC, within five (5) Business Days of the mailing of the Proxy
Statement to the shareholders of Mission, to the effect that the consideration to be received in the Merger is fair from a financial point of view to the shareholders of Mission.

                                   ARTICLE XI

                             CONDITIONS PRECEDENT TO
                               OBLIGATIONS OF CFAC

                  All of the obligations of CFAC to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may be waived in writing by CFAC:

                  11.1 LEGAL OPINION. CFAC shall have received the opinion of Adams, McAndrews, Matson & Landsberg, dated as of the Closing Date, in substantially the form of EXHIBIT C hereto.

                  11.2 REPRESENTATIONS AND WARRANTIES; PERFORMANCE OF COVENANTS. All the covenants, terms and conditions of this Agreement to be complied with and performed by Mission at or before the Closing Date shall have been complied with and performed in all material respects. Each of the representations and warranties of Mission contained in Article IV hereof shall have been true and correct in all material respects (except that where any statement is a representation or warranty expressly including a standard of materiality, such statement shall be true and correct in all respects) on and as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date or for changes expressly contemplated by this Agreement) on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of the Closing Date. It is understood and acknowledged that the representations being made on and as of the Closing Date shall be made without giving effect to any update with respect to the Mission Lists in accordance with Section 6.2(j).

                  11.3 AUTHORIZATION OF MERGER. All actions necessary to authorize the execution, delivery and performance of this Agreement by Mission and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Boards of Directors and shareholders of Mission, and Mission shall have full power and right to merge with Interim.

                  11.4 REGULATORY APPROVALS AND RELATED CONDITIONS. Any governmental and regulatory approvals and consents which are required to consummate the Merger shall have been granted without the imposition of conditions, restrictions or requirements that are or would have become applicable to Mission, CFAC, any of CFAC's subsidiaries or any of CFAC's Affiliates and that CFAC concludes would have a material adverse affect on the financial condition, results of operations, business, or prospects of CFAC, Mission, any of CFAC's subsidiaries or any Affiliates of CFAC or otherwise would be materially burdensome to CFAC, Mission, any of CFAC's subsidiaries or any Affiliates of CFAC or business plans or proposed business plans of any such entities.

                  11.5 THIRD PARTY CONSENTS AND AMENDMENTS. Mission and CFAC shall have obtained all consents of other parties to their respective material mortgages, notes, credit facilities, leases, franchises, agreements, licenses and permits as may be necessary to permit the Merger and the transactions contemplated herein to be consummated without a material default, acceleration, breach or loss of rights or benefits thereunder. To the extent any of Mission's or CFAC's respective material mortgages, notes, credit facilities, leases, franchises, agreements, licenses and permits must be amended to permit the Merger and the transactions contemplated herein, such amendments shall be in a form which CFAC determines is acceptable to CFAC.

                  11.6 ABSENCE OF CERTAIN CHANGES. Between the date of this Agreement and the Effective Time of the Merger, there shall not have occurred any event that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, results of operations or prospects of Mission, whether or not such event, change or effect is reflected in the Mission Lists as amended or supplemented after the date of this Agreement.

                  11.7 OFFICERS' CERTIFICATE. There shall have been delivered to CFAC on the Closing Date a certificate executed by the President and the Chief Financial Officer of Mission, respectively, certifying, to the best of their knowledge, compliance with all of the provisions of Sections 11.2, 11.3,
11.4 and 11.5.

                  11.8 STOCKHOLDERS' AGREEMENTS. Concurrently with the execution of this Agreement, each director of Mission who owns shares of Mission shall have executed and delivered to CFAC an agreement substantially in the form of  EXHIBIT D agreeing, among other things, to vote their shares of Mission in favor of the
Merger.  Within 30 calendar days of the date of execution of this
Agreement, Mission shall use its best efforts to cause each
person owning 5% or more of the outstanding shares of Mission
("5% Shareholder") to execute and deliver to CFAC agreements substantially in the form of EXHIBIT D agreeing to vote their shares of Mission in favor of the Agreement and the transactions
contemplated hereby.   In the event any other Person becomes a
director and shareholder or, 5% Shareholder of Mission after the date of this Agreement, Mission shall cause such directors and/or shareholders to execute and deliver to CFAC, within 5 Business
Days of becoming a director and shareholder, or 5% Shareholder, an agreement substantially in the form of EXHIBIT D.

                  11.9 EMPLOYEE BENEFIT PLANS. CFAC shall have received satisfactory evidence that all Mission 's employee benefit plans, programs and arrangements, including without limitation, the Plans, have been treated as provided in the letter referred to in
Article XII of this Agreement.

                  11.10 PENDING LITIGATION. There shall be no material adverse change in any of the suits, claims, actions or proceedings threatened or pending on the date of this Agreement or subsequently threatened or brought against Mission prior to the Closing Date.

                  11.11 EXPENSE REPORT. At least five Business Days prior to the Closing Date, all attorneys, accountants, investment bankers and other advisors and agents for Mission shall have submitted to Mission (with a copy to CFAC) estimates of their fees and expenses for all services rendered in any respect in connection with the transactions contemplated hereby. Based on such estimates, Mission shall have prepared and submitted to CFAC a summary of such fees and expenses for the transaction. Prior to the Closing Date (i) such advisors shall have submitted their final bills for such fees and expenses to Mission for services rendered with a copy to be delivered to CFAC, and based on such summary Mission shall have prepared and submitted to CFAC a final calculation of such fees and expenses and (ii) Mission shall have accrued and paid the amount of such fees and expenses as calculated above after CFAC has been given an opportunity to review all such bills and the calculation of such fees and expenses, and (iii) such advisors shall have released Mission and CFAC (both before and after the Merger) from liability for any expenses or fees to such advisors, or shall have advised them in writing that, upon payment in full of such amounts, they shall have no liability for any fees or expenses to such advisors.

                  11.12 LOAN LOSS RESERVE. Mission shall have in effect on the Closing Date an allowance for loan and lease losses in an amount as required by Mission's internal asset review policies, generally accepted accounting principles, and the rules and regulations of the OTS.

                  11.13 REMEDIATION. All remediation, to the extent required hereunder, of environmental contamination or conditions on any Mission Property shall have been completed to the reasonable satisfaction of CFAC.

                  11.14 RESIGNATIONS. There shall have been delivered to CFAC resignations of the directors and officers of Mission, as requested by CFAC, effective as of the Closing.

                  11.15 PRESIDENT. Concurrently with the execution of the Agreement, Donavon Ternes, the President of Mission, shall have entered into an employment agreement, substantially in the form of EXHIBIT E hereto, pursuant to which Mr. Ternes will be employed as the President of Mission effective as of the consummation of the transactions contemplated by this Agreement.

                  11.16 PERFECTED DISSENTING SHARES. The aggregate number of Perfected Dissenting Shares shall not exceed ten percent (10%) of the outstanding shares of Mission Stock.

                  11.17 OPTION CANCELLATION. CFAC shall have received satisfactory evidence that all Mission Options outstanding prior to the Effective Time and the Mission Option Plan have been canceled and terminated pursuant to a written cancellation agreement on terms and conditions satisfactory to CFAC.

                                   ARTICLE XII

                                EMPLOYEE BENEFITS

                  The parties hereto agree that matters respecting employee benefits shall be dealt with in a letter, dated the date hereof, between the parties and hereby incorporated and made a part hereof.

                                  ARTICLE XIII

                                   TERMINATION

                  13.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time of the Merger upon the occurrence of any of the following:

                           (a)      By mutual agreement of the parties, in
writing;

                           (b)      By CFAC immediately upon the failure of the
shareholders of Mission to give the requisite approval of this Agreement and the transactions contemplated hereby, after conclusion of a shareholders' meeting or consent solicitation called for such purpose;

                           (c)      By Mission immediately upon expiration of
twenty (20) days from delivery of written notice by Mission to CFAC of CFAC's material breach of or failure to satisfy any covenant or agreement contained herein (provided that such breach has not been waived by Mission or cured by CFAC prior to expiration of such twenty (20) day period);

                           (d)      By CFAC immediately upon expiration of
twenty (20) days from delivery of written notice by CFAC to Mission of Mission's material breach of or failure to satisfy any covenant or agreement contained herein (provided that such breach has not been waived by CFAC or cured by Mission, as the case may be, prior to expiration of such twenty (20) day period);

                           (e)      By CFAC upon the expiration of thirty (30)
days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transactions contemplated by this Agreement, or imposes, or proposes to impose, conditions, restrictions or requirements that are or would have become applicable to CFAC, Mission, CFAC's subsidiaries, or CFAC's
Affiliates, in such approval, consent or authorization which CFAC concludes would have a material adverse affect on the financial condition, results of operations, business or prospects of CFAC, Mission, CFAC's subsidiaries or any Affiliates of CFAC, or otherwise would be materially burdensome to CFAC, Mission, any subsidiaries of CFAC, any Affiliates of CFAC, or business plans or proposed business plans of any such entities, unless, within said thirty (30) day period after such denial or refusal or imposition of, or proposal to impose, conditions, restrictions or requirements, CFAC agrees to resubmit the application to the regulatory authority that has denied; or refused to grant the approval, consent or qualification requested;

                           (f)      By Mission or CFAC if any conditions set
forth in Article IX shall not have been met by May 31, 1999, provided, however, that this Agreement shall not be terminated pursuant to this Section 13.1(f) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate;

                           (g)      By Mission if any of the conditions set
forth in Article X shall not have been met, or by CFAC if any of the conditions set forth in Article XI shall not have been met, by May 31, 1999, or such earlier time as it becomes apparent that such condition shall not be met, provided, however, that this Agreement shall not be terminated pursuant to this Section
13.1(g) if the relevant condition shall have failed to occur as a result of any act or omission by the party seeking to terminate;

                           (h)      By CFAC if Mission shall have failed to act
or refrain from doing any act pursuant to Section 6.1(m); or

                           (i)      By CFAC under the circumstances set forth
in Section 8.3.

                  13.2 TERMINATION DATE. This Agreement shall be terminated if the Closing Date shall not have occurred by May 31, 1999 unless extended in writing by the parties, provided, however, that this Agreement shall not terminate by operation of this Section 13.2 as a result of the breach of any covenant or obligation contained in this Agreement by the party seeking to terminate.

                  13.3 EFFECT OF TERMINATION. In the event of termination of this Agreement by either Mission or CFAC as provided in Section 13.1 or pursuant to Section 13.2, neither Mission or CFAC shall have any further obligation or liability to the other party except (a)with respect to the last sentences of each of Section 6.3(a) and Section 8.3; (b) with respect to
Section 14.1 and Section 14.2; and (c)to the extent such termination results from Mission's willful and material breach of the warranties and representations made by it, or willful and material failure in performance of any of its covenants, agreements or obligations hereunder.

                  13.4 FORCE MAJEURE. Mission or CFAC agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither party has failed to observe the material obligations of such party under this Agreement, neither party shall be obligated to pay to the other party to this Agreement any expenses or otherwise be liable hereunder.

                                   ARTICLE XIV

                                  MISCELLANEOUS

                  14.1     EXPENSES.

                           (a)      Notwithstanding any liquidated damages
required to be paid pursuant to Section 14.2, Mission hereby agrees that if the Agreement is terminated by CFAC pursuant to
Section 13.1(b) with respect to the failure of Mission stockholders to approve the Agreement and the transactions contemplated hereby, or pursuant to Section 13.1(d) or Section
13.1(h), Mission shall promptly and in any event within 10 days after such termination, pay CFAC all Expenses of CFAC, but not to exceed $200,000. Any payment made by Mission pursuant to Section
14.1 hereof shall not be credited against any other amount due under Section 14.2.

                           (b)      Notwithstanding any liquidated damages
required to be paid pursuant to Section 14.2, CFAC hereby agrees that if the Agreement is terminated by Mission pursuant to
Section 13.1(c), CFAC shall promptly and in any event within 10 days after such termination, pay Mission all Expenses of Mission, but not to exceed $50,000. Any payment made by CFAC pursuant to
Section 14.1 hereof shall not be credited against any other amount due under Section 14.2.

                           (c)      Except as otherwise provided herein, all
Expenses incurred by Mission and CFAC in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party which has incurred the same, with the exception of the costs incurred by Mission in connection with providing information pursuant to Section 6.4 hereto, which costs shall be borne by CFAC.

                  14.2     LIQUIDATED DAMAGES.

                           (a)      As an inducement to CFAC to enter into this
Agreement, (a) if this Agreement is terminated pursuant to
Section 13.1(b) as a result of the failure of the shareholders of Mission to approve this Agreement and the transactions contemplated hereby, Mission shall pay to CFAC the sum of $200,000 promptly upon the termination of this Agreement, which sum represents as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture; or (b) if a Competing Transaction is consummated prior to termination of this Agreement, or during the twelve-month period following termination of this Agreement pursuant to Sections 13.1(d) or (h), Mission shall pay or cause the third party to any Competing Transaction to pay to CFAC the sum of $200,000 promptly upon the consummation of a Competing
Transaction, which sum represents as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture.

                           (b)      As an inducement to Mission to enter into
this Agreement, if Mission terminates this Agreement pursuant to
Section 13.1(c), CFAC shall forfeit the Escrow Deposit to
Mission, which sum represents as reasonable and full liquidated damages and reasonable compensation for the loss sustained thereby and not as a penalty or forfeiture, and Mission shall not have any other rights or remedies in equity or in law against CFAC.

                  14.3 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to another shall be in writing and delivered personally or by confirmed facsimile transmission or sent by overnight courier, registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

                           To CFAC:   CFAC
                                      5480 East Ferguson Drive
                                      Commerce, California 90022
                                      Attention: Gary Cypres
                                      Facsimile Number: (213) 720-8647

                  With a copy to:     Manatt, Phelps & Phillips, LLP
                                      11355 West Olympic Boulevard
                                      Los Angeles, California  90064
                                      Attention:  William T. Quicksilver, Esq.
                                      Telephone Number:  (310) 312-4210
                                      Facsimile Number:    (310) 312-4224

                  To Mission :        Mission Savings and Loan Association
                                      4860 La Sierra Avenue
                                      Riverside, California 92505
                                      Attention:  Donavon Ternes
                                      Facsimile Number:  (909) 359-3029

                  With a copy to:     Adams, McAndrews, Matson & Landsberg
                                      420 Santa Monica Boulevard, Suite 550
                                      Santa Monica, California 90401
                                      Attention:  Peter F. McAndrews
                                      Telephone Number: (310) 260-8760
                                      Facsimile Number: (310) 451-3858

                           Any such notice, request, instruction or other
document shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, or on the third Business Day after it was sent by registered or certified mail, postage prepaid. Any of the persons shown above may change its address for purposes of this section by giving notice in accordance herewith.

                  14.4 SUCCESSORS AND ASSIGNS. All terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any party hereto, without the consent of the other party, which consent shall not be unreasonably withheld, and any such attempted assignment or delegation shall be null and void.

                  14.5 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which, taken together, shall constitute one original document and shall become effective when one or more counterparts have been signed by the appropriate parties and delivered to each party hereto.

                  14.6 EFFECT OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in this Agreement or in any List shall terminate immediately after the Effective Time of the Merger.

                  14.7 THIRD PARTIES. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action to any person other than parties hereto. As used in this Agreement the term "parties" shall refer only to Mission or CFAC as the context may require.

                  14.8 LISTS; EXHIBITS; INTEGRATION. Each List, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although
Lists and letters need not be attached to each copy of this Agreement. This Agreement, together with such Lists, exhibits and letters, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties in connection therewith.

                  14.9 KNOWLEDGE. Whenever any statement herein or in any List, certificate or other document delivered to any party pursuant to this Agreement is made "to the knowledge" of any party or another Person, such knowledge shall mean facts and other information which any director, person with the title and/or responsibilities of a vice president or above, or controller knows as a result of the performance of his or her duties, or that an executive officer of a corporation similar to such party with similar duties reasonably should know in the normal course of his or her duties, and includes such diligent inquiry as is reasonable under the circumstances.

                  14.10 FURNISHED. Whenever any information pertaining to one party is referred to herein as being "furnished" to another party, this shall mean that the information has either been delivered to the appropriate party or reasonably made available at the main office of the furnishing party to the appropriate party.

                  14.11  GOVERNING LAW.   This Agreement is made and
entered into in the State of California, and, except to the extent that the provisions of federal law are mandatorily applicable, the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

                  14.12 DISPUTE RESOLUTION. In the event of any dispute, claim, question or disagreement arising from or relating to this Agreement, including the exhibits hereto, or the breach thereof, the parties hereto shall use their best efforts to settle the dispute, claim, question or disagreement in the following order and manner:

                           (a)      Negotiation.  Senior management of the
parties hereto shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.
If they do not reach such a solution within a period of 15 days from written notice by either party that the period of consultation and negotiation, for purposes of this Section, has begun, then, upon written notice by either party to the other, the matter will be submitted to mediation as set forth below.

                           (b)      Mediation/Arbitration.  If any dispute,
claim, question or disagreement arising out of or relating to this Agreement, or the breach thereof, cannot be settled through negotiation, the parties hereto agree first to try in good faith to settle the dispute by mediation administered by a retired judge with at least seven years judicial experience from the Judicial Arbitration and Mediation Society ("J.A.M.S./Endispute") under its mediation rules before resorting to arbitration.
Thereafter, any unresolved claim, question or disagreement arising out of or relating to this Agreement or breach thereof shall be finally settled, as soon as possible thereafter, by arbitration administered by a retired judge with at least seven years judicial experience from J.A.M.S./Endispute in accordance with its arbitration rules and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The mediation or arbitration, as the case may be, shall be held in the County of Los Angeles, California, or at any other place that may be mutually agreed upon by the parties hereto.

                           (c)      Mediator/Arbitrator Selection.  In the
event that mediation or arbitration is necessary with respect to any dispute, claim, question or disagreement arising out of or relating to the preparation of the Cash Certificate required by
Section 2.4 above, the mediator or arbitrator, as the case may be, shall be a certified public accountant employed or formerly employed by an independent accounting firm of national standing and with experience in the valuation of banks or savings and loans.

                           (d)      Governing Law.  In rendering any award, the
mediator or arbitrator as the case may be, shall determine the rights and obligations of the parties according to the substantive and procedural laws of the State of California.

                           (e)      Rights and Remedies.  Except as otherwise
provided in this Agreement, each of the parties to this Agreement shall have available to them all rights and remedies in law or equity.

                  14.13 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement and shall not affect the interpretation hereof.

                  14.14 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

                  14.15 WAIVER AND MODIFICATION; AMENDMENT. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition of this Agreement. Except as otherwise required by law, this Agreement and the Agreement of Merger, when executed and delivered, may be modified or amended by action of the Boards of Directors of Mission and CFAC without action by their respective stockholders. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

                  14.16 ATTORNEYS' FEES. If any mediation is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, each party shall pay its own attorneys' fees and other costs and expenses incurred in that action or proceeding.

                  If any arbitration is brought for the enforcement of this Agreement or because of an alleged dispute, controversy, breach, or default in connection with this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

                  IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the day and year first above written.

                                CENTRAL FINANCIAL ACCEPTANCE CORPORATION


                                By:  /s/ GARY CYPRES
                                     -----------------------
                                     Chairman and Chief Executive Officer


                                 MISSION SAVINGS AND LOAN
                                 ASSOCIATION, A FEDERAL ASSOCIATION


                                 By:  /s/ DONAVON TERNES
                                      ------------------------
                                      President and Chief Executive
                                      Officer

                                  EXHIBIT LIST



         A        AGREEMENT OF BANK MERGER
         B        FORM OF OPINION OF COUNSEL FOR CFAC
         C        FORM OF OPINION OF COUNSEL FOR MISSION
         D        FORM OF SHAREHOLDER'S AGREEMENT
         E        FORM OF EMPLOYMENT AGREEMENT

                                                                    EXHIBIT A

                            AGREEMENT OF BANK MERGER

                  This Agreement of Bank Merger is made by and between Mission Savings and Loan Association ("Mission") and Interim Mission Savings Bank, FSB ("Interim") and is made pursuant to the terms of that Agreement and Plan of Reorganization, dated as of February 11, 1998, by and between, Central Financial Acceptance Corporation and Mission (the "Reorganization Agreement"). Terms not otherwise defined herein shall have the meaning given them in the Reorganization Agreement.

                  As of the date hereof, Mission has authorized capital of ____ shares of common stock, $8 par value (the "Mission Stock"). As of the date hereof, _____ shares of Mission Stock are issued and outstanding. As of the date hereof, Interim has authorized capital stock of ____ shares common stock, par value $__ per share ("Interim Stock") of which _____ shares are issued and outstanding.

                  Interim and Mission hereby agree as follows:

1. MERGER. At and on the Effective Time of the Merger, Interim shall be merged with and into Mission in accordance with the terms hereof. Mission, as the institution surviving the Merger, shall be the "Surviving Bank."

2. EFFECTIVE TIME. The Effective Time of the Merger ("Effective Time") shall be the date the articles of combination, prepared pursuant to Section
552.13 of the OTS Regulations, are endorsed by the Office of Thrift Supervision (the "OTS") or such later date specified in such articles, which shall be after approval of the Merger by the OTS.

3. NAME. The name of the Surviving Bank shall continue to be "Mission Savings and Loan Association, a Federal Association."

4. DIRECTORS AND PRINCIPAL OFFICERS. The directors and principal officers of Interim immediately prior to the Effective Time of the Merger shall continue to serve as directors and principal officers of the Surviving Bank after the Effective Time of the Merger, except that the President of Mission shall serve as the President of the Surviving Bank. Mission, as the Surviving Bank, shall have ____ directors. The name, residential address and term of each director is set forth below:
                                                                    Term
Name                      Residential Address                       Expires
-------                   ------------------------                  ----------





5. OFFICES. The location of the home office of the Surviving Bank shall continue to be Riverside, California, and the offices of the Surviving Bank shall be:

Address                   City or Town           State           Zip Code
----------                ----------------       -------         ------------


[Mission]

6.       TERMS AND CONDITIONS OF MERGER.

                  At the Effective Time of the Merger:

                           (a)      Each share of Mission Stock outstanding
immediately prior to the Effective Time of the Merger shall, at the Effective Time of the Merger, other than Perfected Dissenting Shares, be canceled and be converted into the right to receive the Per Share Price. Perfected Dissenting Shares will not be canceled and converted into the right to receive the Per Share Price, but rather, will be canceled and converted into the right to receive the payment provided for in 12 C.F.R. Section 552.14 of the OTS Regulations.

                           (b)      Each share of Interim Stock issued and
outstanding immediately prior to the Effective Time of the Merger shall, on and after the Effective Time of the Merger, continue to be issued and outstanding as an identical share of common stock of the Surviving Bank.

7. CHARTER AND BYLAWS. At and after the Effective Time of the Merger, the Charter and Bylaws of Mission as in effect immediately prior to the Effective Time of the Merger shall continue to be the Charter and Bylaws of the Surviving Bank until amended in accordance with law, except that [insert amendments to Charter and Bylaws of Mission].

8. RIGHTS AND DUTIES OF THE SURVIVING BANK. At the Effective Time of the Merger, Interim shall be merged with and into Mission, which, as the Surviving Bank, shall be the same association as Interim. The business of the Surviving Bank shall be that of a federal savings bank chartered under the laws of the United States and as provided for in the Charter of Interim as now existing, the business of which shall be continued at its head office and at its legally established branches and other offices. All assets, rights, privileges, powers, franchises and property (real, personal and mixed) shall be automatically transferred to and vested in the Surviving Bank by virtue of the Merger without any deed or other document of transfer. The Surviving Bank, without any order or action on the part of any court or otherwise and without any documents of assumption or assignment, shall hold and enjoy all of the properties, franchises and interests, including appointments, powers, designations, nominations and all other rights and interest as agent or other fiduciary in the same manner and to the same extent as such rights, franchises and interest and powers were held or enjoyed by Interim and Mission, respectively. The Surviving Bank shall be responsible for all the liabilities of every kind and description of both Interim and Mission immediately prior to the Effective Time of the Merger, including liabilities for all debts, savings accounts, deposit obligations, and contracts of Interim and Mission, respectively, matured or unmatured, whether accrued, absolute, contingent or otherwise and whether or not reflected or reserved against on balance sheets, books or accounts or records of either Interim or Mission. All rights of creditors and other obligees and all liens on property of either Interim or Mission shall be preserved and shall not be released or impaired.

9. EXECUTION. This Agreement of Merger may be executed in any number of counterparts each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument.


Dated as of ________________, 1998.


INTERIM MISSION SAVINGS BANK, FSB




By: _________________________________
    Chairman and Chief Executive Officer



By: _________________________________
    Secretary


MISSION SAVINGS AND LOAN ASSOCIATION, A FEDERAL ASSOCIATION



By: _________________________________
    President and Chief Executive Officer



By: _______________________________
    Secretary

                                                                 EXHIBIT B

                       FORM OF OPINION OF COUNSEL OF CFAC

                  The opinion of counsel required by Section 10.1 of the Agreement and Plan of Reorganization ("Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to Mission, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Purchase Agreement).

         1. CFAC is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         2. The execution and delivery by CFAC of the Agreement, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary corporate action on the part of CFAC.
The Agreement constitutes a valid and binding obligation of CFAC, enforceable in accordance with its terms, except as the enforceability thereof may be limited by: (i) bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally; or (ii) general equitable principles.

         3. All consents and approvals of Governmental Entities under federal law required to be obtained by CFAC in order to permit the transactions contemplated by the Agreement have been obtained.

                  In rendering our opinion, we may rely, to the extent that we deem reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of CFAC. The opinion need refer only to matters of federal law, and we may expressly exclude any opinions as to choice of law matters, antitrust matters and securities law matters and may add other qualifications and explanations of the basis of our opinion as may be reasonably acceptable to Mission.

                                                                    EXHIBIT C

                      FORM OF OPINION OF COUNSEL OF MISSION

                  The opinion of counsel required by Section 11.1 of the Agreement and Plan of Reorganization (the "Agreement") shall be dated as of the Closing Date, shall be in form and substance reasonably satisfactory to CFAC, and shall contain opinions substantially in the form set forth below. (All capitalized terms not otherwise defined herein have the meaning specified in the Agreement).


1. Mission is a federal stock savings bank, duly organized, validly existing and in good standing as a federal stock savings bank chartered under Section 5 of HOLA and is authorized by the OTS to conduct a federal savings bank business. The deposits of Mission are insured by the FDIC in the manner and to the extent provided by law.

2. Mission has all necessary corporate power to own or lease its properties and assets, and to carry on its business as now conducted. Neither the scope of the business of Mission nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of California.

3. The authorized capital of Mission consists of ______ shares of Mission Stock, of which ________ shares are outstanding. All of the shares of Mission Stock are validly issued, fully paid and nonassessable. The outstanding shares of Mission Stock constitute all of the issued and outstanding capital stock of Mission. There are no outstanding options, warrants or other rights in or with respect to the unissued shares of Mission Stock or any other securities convertible into Mission Stock, and Mission is not obligated to issue any additional shares of Mission Stock or any options, warrants or other rights in or with respect to the unissued shares of such stock or securities convertible into such stock.

4. The execution and delivery by Mission of the Agreement and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all necessary action on the part of Mission. The Agreement constitutes a valid and binding obligation of Mission enforceable in accordance with its terms, except as the enforceability thereof may be limited by: (i) bankruptcy, liquidation, receivership, conservatorship, insolvency, fraudulent conveyance, moratorium or other similar laws affecting the rights of creditors generally; (ii) general equitable principles; or (iii) Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D).

5. Neither the execution and delivery by Mission of the Agreement, nor the consummation of the transactions contemplated thereby, nor compliance by Mission with any of the provisions thereof, will conflict with or result in the breach of, or default under: (i) any provision of the Federal Stock Charter or bylaws of Mission; or (ii) any material agreement, instrument or obligation known to such counsel to which Mission is a party or by which any of the properties or assets of Mission are bound.

6. All consents and approvals of Governmental Entities under federal law, and all requisite stockholder approval, required to be obtained by Mission in order to permit the consummation by it of the transactions contemplated by the Agreement have been obtained.

7. Except as disclosed in the Lists to the Agreement or otherwise disclosed herein, to the best of our knowledge, there are no actions, suits or proceedings pending or, to the best of our knowledge, threatened against Mission or affecting any of the property of Mission before any court or arbitration tribunal or before or by any Governmental Entity or body questioning or affecting the transactions contemplated by the Agreement that would have a material adverse effect on Mission or the transactions contemplated in the Agreement.

8. The Proxy Statement for use at the shareholders' meeting required pursuant to Section 6.7 of the Agreement, as of the date of mailing and the date of the shareholders' meeting, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations.

         Counsel shall further state that although counsel has necessarily assumed the correctness and completeness of the statements made by Mission in the Proxy Statement and takes no responsibility therefor, such counsel has, in the course of the preparation of the Proxy Statement, had conferences with representatives of Mission with respect thereto, and that its examination of the Proxy Statement and its discussions in the above-mentioned conferences did not disclose to it any information which has caused such counsel to believe that the Proxy Statement at the time of mailing and at the time of the meeting of Mission's shareholders contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (except that such counsel need express no belief or opinion as to financial statements, including any notes thereto, or other financial or statistical data or as to any information supplied by CFAC).

         In rendering its opinion, such counsel may rely, to the extent that such counsel deems reliance necessary or appropriate, as to matters of fact, upon certificates of government officials and of any officer or officers of Mission's registrar and transfer agent. The opinion need refer only to matters of federal law, and such counsel may expressly exclude any opinions as to Section 14.2 of the Agreement (relating to liquidated damages), choice of law matters, antitrust matters and (except as set forth in paragraph 11) securities law matters and may add other qualifications and explanations of the basis of its opinion as may be reasonably acceptable to CFAC.

                                                                   EXHIBIT D

                             SHAREHOLDER'S AGREEMENT


                  This SHAREHOLDER'S AGREEMENT (this "Agreement"), dated as of February __, 1998, is entered into by and between Central Financial Acceptance Corporation, a Delaware corporation ("CFAC"), and ___________________________ (the "Shareholder").


                                 R E C I T A L S

1. CFAC and Mission Savings and Loan Association, a Federal Association ("Mission") entered into that certain Agreement and Plan of Reorganization dated as of February 11, 1998 (the "Reorganization Agreement").

2. The Shareholder is a beneficial shareholder of shares of the common stock, $8 stated value, of Mission ("Mission Stock").

3. As an inducement to CFAC to enter into the Reorganization Agreement, the Shareholder desires to enter into this Agreement.

4. Unless otherwise provided in this Agreement, capitalized terms shall have the meanings ascribed to such terms in the Reorganization Agreement.

         NOW THEREFORE, in consideration of the premises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, and intending to be legally bound hereby, CFAC and Shareholder agree as follows:


                                    ARTICLE I
                             SHAREHOLDER'S AGREEMENT

         1.1 AGREEMENT TO VOTE. From the date hereof until the termination of the Reorganization Agreement in accordance with its terms, the Shareholder shall vote or cause to be voted at any meeting of shareholders of Mission to approve the principal terms of the Reorganization Agreement, the Merger and the transactions contemplated thereby (the "Shareholders' Meeting"), all of the shares of Mission Stock as to which Shareholder has sole or shared voting power (the "Shares") as of the record date established to determine shareholders who have the right to vote at any such Shareholders' Meeting (the "Record Date") "FOR" the Agreement, the Merger and the transactions contemplated thereby.

         1.2 LEGEND. The Shareholder agrees to stamp, print or type (or to cause the stamping, printing or typing) on the face of his certificates of Mission Stock evidencing the Shares the following legend:

                           "THE VOTING, SALE, ASSIGNMENT, TRANSFER,
                  PLEDGE, HYPOTHECATION OR OTHER ENCUMBRANCE
                  OR DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO A SHAREHOLDER'S AGREEMENT DATED AS OF THE __TH DAY OF ____, 1997 BY AND BETWEEN CENTRAL FINANCIAL ACCEPTANCE CORPORATION AND (THE RECORD OWNER HEREOF),
                  COPIES OF WHICH ARE ON FILE AT THE OFFICES OF MISSION SAVINGS AND LOAN ASSOCIATION."

         1.3 RESTRICTIONS ON DISPOSITIONS. The Shareholder agrees that, from and after the date of this Agreement and during the term of this Agreement, the shareholder will not take any action that will alter or affect in any way the right to vote the Shares, except (i) with the prior written consent of CFAC or (ii) to change such right from that of a shared right of the Shareholder to vote the Shares to a sole right of the Shareholder to vote the Shares.

         1.4 SHAREHOLDER APPROVAL. The Shareholder, if a member of the Board of Directors of Mission, shall (i) recommend shareholder approval of the Reorganization Agreement, the Merger and the transactions contemplated thereby by the Mission shareholders at the Shareholders' Meeting and (ii) advise the Mission shareholders to reject any subsequent proposal or offer received by Mission relating to any Competing Transaction or purchase, sale, acquisition, merger or other form of business combination involving Mission or any of their respective assets, equity securities or debt securities and to proceed with the transactions contemplated by the Reorganization Agreement; provided, however, that the Shareholder shall not be obligated to take any action specified in clause (i) or (ii) if the Board of Directors of Mission is advised in writing by outside legal counsel (Adams, McAndrews, Matson and Landsberg, or such other counsel that is reasonably acceptable to CFAC) that doing any act pursuant to clause (i) or (ii) is inconsistent with the continuing fiduciary duties of said Shareholder to the stockholders of Mission.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

         The Shareholder represents and warrants to CFAC that the statements set forth below are true and correct as of the date of this Agreement, except those that are specifically as of a different date:

         2.1      OWNERSHIP AND RELATED MATTERS.

                  1. Schedule 2.1(a) hereto correctly sets forth the number of Shares and the nature of Shareholder's voting power with respect thereto. Within five Business Days after the Record Date, the Shareholder shall amend said Schedule 2.1(a) to correctly reflect the number of Shares and the nature of Shareholder's voting power with respect thereto as of the Record Date.

                  2. Except as set forth in Schedule 2.1(b), there are no proxies, voting trusts or other agreements or understandings to or by which the Shareholder or the Shareholder's spouse is a party or bound or that expressly requires that any of the Shares be voted in any specific manner other than as provided in this Agreement.

                  3. AUTHORIZATION AND BINDING AGREEMENT. The Shareholder has the legal right, power, capacity and authority to execute, deliver and perform this Agreement, and this Agreement is the valid and binding obligation of the Shareholder enforceable in accordance with its terms, except as the enforcement thereof may be limited by general principles of equity.

                  4. NONCONTRAVENTION. The execution, delivery and performance of this Agreement by the Shareholder will not (a) conflict with or result in the breach of, or default or actual or potential loss of any benefit under, any provision of any agreement, instrument or obligation to which the Shareholder or the Shareholder's spouse is a party or by which any of the Shareholder's properties or the Shareholder's spouse's properties are bound, or give any other party to any such agreement, instrument or obligation a right to terminate or modify any term thereof; (b) require any consent of any Person which has not previously been obtained; (c) result in the creation or imposition of any Encumbrance on any of the Shares or any other assets of the Shareholder or the Shareholder's spouse; or (d) violate any statute or law, judgment, decree, injunction, order, regulation or rule of any Governmental Entity to which the Shareholder or the Shareholder's spouse is subject.


                                   ARTICLE III
                                     GENERAL

         3.1 AMENDMENTS. To the fullest extent permitted by law, this Agreement and any schedule or exhibit attached hereto may be amended by agreement in writing of the parties hereto at any time.

         3.2 INTEGRATION. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and (except for other documents to be executed pursuant to the Agreement) supersedes all prior agreements and understandings of the parties in connection therewith.

         3.3 TERMINATION. This Agreement shall terminate automatically without further action at the earlier of the Effective Time of the Merger or the termination of the Reorganization Agreement in accordance with its terms. Upon such termination of this Agreement, the parties shall have no further obligation or liability to one another, except in respect of a wilful and material failure in the performance of any such party's agreements, covenants and obligations hereunder.

         3.4 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by CFAC or the Shareholder, in whole or in part. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors of the parties hereto.

         3.5 HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         3.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each party hereto and delivered to each party hereto.

         3.7 NOTICES. Any notice or communication required or permitted hereunder, shall be deemed to have been given if in writing and (a) delivered in person, (b) delivered by confirmed facsimile transmission, (c) sent by overnight carrier, postage prepaid with return receipt requested, or (d) mailed by certified or registered mail, postage prepaid with return receipt requested, addressed as follows:

If to CFAC, addressed to:

                  5480 East Ferguson Drive
                  Commerce, California 90022
                  Attention: Gary Cypres
                  Facsimile Number: (213) 720-8647

With a copy addressed to:

                  Manatt, Phelps & Phillips, LLP
                  11355 West Olympic Blvd.
                  Los Angeles, CA 90064
                  Attention:  William T. Quicksilver
                  Telecopier No:  (310) 312-4224

If to Shareholder, addressed to:

                  ____________________________
                  ____________________________
                  ____________________________
                  ____________________________


With a copy addressed to:

                  Adams, McAndrews, Matson & Landsberg
                  420 Santa Monica Boulevard, Suite 550
                  Santa Monica, California 90401
                  Attention: Peter F. McAndrews
                  Telephone Number: 310-260-8760
                  Facsimile Number: 310-451-3858


or at such other address and to the attention of such other person as a party may notice to the others in accordance with this Section 3.7. Any such notice or communication shall be deemed received on the date delivered personally or delivered by confirmed facsimile transmission, on the first Business Day after it was sent by overnight carrier, postage prepaid with return receipt requested or on the third Business Day after it was sent by certified or registered mail, postage prepaid with return receipt requested.

         3.8 GOVERNING LAW. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts between California parties made and performed in such State.

         3.9 SEVERABILITY. If any provision of this Agreement shall be held by a court of competent jurisdiction to be unreasonable as to duration, activity or subject, it shall be deemed to extend only over the maximum duration, range of activities or subjects as to which such provision shall be valid and enforceable under applicable law. If any provisions shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         3.10 WAIVER OF BREACH. Any failure or delay by CFAC in enforcing any provision of this Agreement shall not operate as a waiver of this Agreement. The waiver by CFAC of a breach of any provision of this Agreement shall not operate as a waiver of this Agreement. The waiver by CFAC of a breach of any provision of this Agreement by the Shareholder shall not operate or be construed as a waiver of any subsequent breach or violation thereof. All waivers shall be in writing and signed by the party to be bound.


         IN WITNESS WHEREOF, the parties to this Agreement have caused and duly executed this Agreement as of the day and year first above written.

                                     CENTRAL FINANCIAL ACCEPTANCE
                                     CORPORATION



                                     By:_________________________________

                                     Title:_______________________________



                                     SHAREHOLDER



                                     ____________________________________
                                     (Shareholder's Name)




                                 SPOUSAL CONSENT

                  I am the spouse of __________________, the Shareholder in the above Agreement. I understand that I may consult independent legal counsel as to the effect of this Agreement and the consequences of my execution of this Agreement and, to the extent I felt it necessary, I have discussed it with legal counsel. I hereby confirm this Agreement and agree that it shall bind my interest in the Shares, if any.



                                     ____________________________________
                                     (Shareholder's Spouse's Name)

                                                                   EXHIBIT E

                              EMPLOYMENT AGREEMENT



                  This Employment Agreement ("Agreement") is made and entered into as of this 11th day of February, 1998 by and between Mission Savings and Loan Association, a Federal Association ("Mission"), and Donavon P. Ternes ("Executive"), with reference to the following:

                  A. Mission desires to employ Executive as the President of Mission effective on the date (the "Effective Date") of the consummation of the transactions contemplated by that certain Agreement and Plan of Reorganization by and between Mission and Central Financial Acceptance Corporation, a Delaware corporation ("CFAC"), dated as of February 11, 1998 (the "Reorganization Agreement"), and Executive desires to accept employment with Mission in such capacity.

                  B. The parties are willing to enter into an agreement providing for such employment upon the terms and conditions hereinafter set forth which will replace the agreement between Mission and Executive dated as of April 1, 1996, and any other written or oral understandings between Mission and Executive.

                  NOW, THEREFORE, IN CONSIDERATION OF the recitals set forth above and the mutual promises, covenants, agreements, conditions and undertakings hereinafter set forth, the adequacy and receipt of which consideration is hereby acknowledged, the parties hereto agree as follows:

1.       TERM.  This Agreement shall have a term of three (3) years,
commencing as of the Effective Date set forth above (the "Term").   Where
used herein, "Term" shall refer to the entire period of employment of Executive by Mission from and after the Effective Date of this Agreement, whether for the period provided above and as terminated earlier as hereinafter provided.

2. DUTIES. Executive shall hold the office of President of Mission and perform the duties customarily performed by such officer of a savings institution, including the general supervision and operation of the business and affairs of Mission, and reporting to the applicable regulatory authorities regarding the activities of Mission, subject to the direction of and the powers vested by law in the Board of Directors of Mission (the "Board") and
Mission's shareholders.   During the Term hereof, Executive shall perform the
services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive's ability in compliance with instructions and policies of the Board, Mission's Federal Charter and Bylaws and with all applicable laws and regulations. During the Term of this Agreement, Executive shall also serve as a member of the Board, if elected by Mission's shareholders, and shall faithfully, diligently and to the best of Executive's ability perform the services of a director of Mission. While an employee and a director of Mission, Executive shall not be entitled to any retainer or Board fees paid for attendance at Board or Board committee meetings.

3.       COMPENSATION.

                  (a) BASE SALARY. For Executive's services rendered hereunder, during the Term hereof, Mission shall pay or cause to be paid a base salary to Executive at the rate of One Hundred Two Thousand Dollars ($102,000) per annum, payable in conformity with Mission's normal payroll periods and procedures.

                  (b) BONUS. In addition to Executive's base salary provided for under Section 3(a) above, and subject to the Board's annual review of Executive's performance and compensation as provided for in Section 7 below, the Board shall consider a bonus and incentive compensation for Executive based upon Executive's performance during the completed fiscal year and the overall financial performance of Mission. The Board may award Executive bonuses and incentive compensation based upon such consideration. However, the Board shall not be obligated in any way whatsoever to grant such bonuses or incentive compensation.

                  (c) AUTOMOBILE ALLOWANCE. Mission shall provide Executive during the Term of this Agreement with an automobile allowance of four hundred dollars ($400) per month.

4. VACATION AND SICK LEAVE. During the Term hereof, Executive shall be entitled to paid vacation and paid sick leave, the amount and term of which shall be determined in accordance with the policies of Mission as in effect from time to time.

5.       GROUP MEDICAL, DISABILITY INSURANCE AND OTHER BENEFITS.
Executive shall be entitled to participate in medical insurance, disability insurance and other employee benefits, the amount, extent and scope of which shall be determined in accordance with the policies of Mission as in effect from time to time.

6. BUSINESS EXPENSES. Executive shall be entitled to reimbursement by Mission for any and all ordinary and necessary business expenses reasonably incurred by Executive in the performance of Executive's duties and in acting for Mission during the Term of this Agreement, provided that Executive furnishes to Mission, for review and approval by the Chairman of the Board, adequate records and other documentation as may be required for the substantiation of such expenditures as a business expense of Mission.

7.       TERMINATION.

                  (a) TERMINATION FOR CAUSE. The Board may terminate Executive's employment for cause at any time during the Term of this Agreement. In such event, all rights of Executive under this Agreement shall terminate and Executive shall have no right to receive compensation or other benefits for any period after the effective date of such termination for cause. Termination for cause shall be defined as Executive's personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, continuing intentional or habitual failure to perform stated duties, violation of any law (other than minor traffic violations or similar misdemeanor offenses), rule or regulation adopted by the Office of Thrift Supervision, Federal Deposit Insurance Corporation or other regulatory agency with jurisdiction over Mission or material breach of any provision of this Agreement.

                  (b) TERMINATION WITHOUT CAUSE. The Board may terminate Executive's employment without cause at any time during the Term of this Agreement. In such event, Executive shall be entitled to receive as his sole and exclusive remedy a severance payment equal to one (1) year of Executive's base salary, as provided for in Section 3(a) of this Agreement, less any amounts required to be deducted by Mission for federal and state taxes or
other applicable requirements.   For purposes of this Agreement, a termination
of the employment of Executive without cause shall also consist of termination of employment, or written resignation by Executive, following a material, involuntary reduction in Executive's responsibilities as an employee of Mission.

                  The severance payment hereunder shall be paid in a lump sum to Executive upon the termination of this Agreement. In the event a severance payment is paid to Executive under this Section 7(b), this Agreement shall be terminated and Mission shall have no further obligation to Executive under this Agreement, including, without limitation, any compensation or other obligations under Section 3 hereof. The parties hereto expressly acknowledge and agree that the payment made by Mission to Executive hereunder will constitute full, reasonable and adequate compensation for any such termination, and that such payment shall fully satisfy and discharge all obligations of Mission to Executive in connection with such termination.

                  (c) TERMINATION BY NOTICE. For purposes of this Agreement, a termination of the employment of Executive shall consist of 30 days written notice from Mission to Executive of termination of employment.

                  (d) COMPLIANCE WITH LAW AND REGULATION. The parties hereto expressly acknowledge and agree that any payments made to Executive pursuant to this Agreement or otherwise are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and any regulations promulgated thereunder.

                  (e) SUSPENSION AND REMOVAL ORDERS. If Executive is suspended and/or temporarily prohibited from participating in the conduct of Mission's affairs by notice served under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) and (g)(1)), Mission's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, Mission may in its discretion: (i) pay Executive all or part of the compensation withheld while its obligations under this Agreement were suspended; and (ii) reinstate (in whole or in part) any of its obligations which were suspended. If Executive is removed and/or permanently prohibited from participating in the conduct of Mission's affairs by an order issued under Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1818(e)(3) or (g)(1)), all obligations of Mission under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

                  (f) TERMINATION BY DEFAULT. If Mission is in default (as defined in Section 3(x)(1) of the Federal Deposit Insurance Act (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the parties shall not be affected.

                  (g) SUPERVISORY ASSISTANCE OR MERGER. All obligations under this Agreement shall be terminated, except to the extent that it is determined that continuation of the Agreement is necessary for the continued operation of Mission: (i) by the Director of the Office of Thrift Supervision (the "Director") or his or her designee, at the time that the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of Mission under the authority contained in Section 11 of the Federal Deposit Insurance Act (12 U.S.C. Section 1821); or (ii) by the Director or his or her designee, at the time that the Director or his or her designee approves a supervisory merger to resolve problems related to the operation of Mission or when Mission is in an unsafe or unsound condition. All rights of the parties that have already vested, however, shall not be affected by such action.

                  (h) DISABILITY. In the event that Executive shall fail, because of illness, incapacity or injury, to render the services contemplated by this Agreement for three (3) consecutive calendar months, or for shorter periods aggregating four (4) months in any twelve (12) month period, Executive's employment hereunder may be terminated by written notice from Mission to Executive. In the event that Executive's employment is terminated under this Section 7(i), Executive shall receive the difference between any disability payments provided by Mission's insurance plans and his base salary as set forth in Section 3(a) hereof, for the remaining Term of this Agreement, plus the amount of any bonus compensation payable to Executive under Section 3(b) hereof, prorated through the date of termination, up to a maximum amount of one year's base salary. Such termination shall not affect any rights which Executive may have pursuant to any insurance or other death benefit plans or arrangements of Mission.

                  (i) DEATH. If Executive's employment is terminated by reason of Executive's death, this Agreement shall terminate without further obligations of Mission to Executive (or Executive's heirs or legal representatives) under this Agreement, other than for payment of:
(i) Executive's base salary (as set forth in Section 3(a) hereof) through the date of termination; (ii) the amount of any bonus compensation payable to Executive under Section 3(b) above, prorated through the date of termination;
(iii) any compensation previously deferred by Executive; (iv) any accrued vacation and/or sick leave pay; and (v) any amounts due pursuant to the terms of any applicable benefit plan. All of the foregoing amounts shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum within thirty (30) days after the date of termination or earlier as required by applicable law.

8. DISCLOSURE OR USE OF TRADE SECRETS. During the Term hereof, Executive will have access to and become acquainted with what Executive and Mission acknowledge are trade secrets of Mission of any affiliate of Mission.
Executive shall not use or disclose any trade secrets or, directly or indirectly, cause them to be used or disclosed in any manner, during the Term hereof or for a period of one (1) year after the termination of this Agreement, except as may be required or requested by Mission, by court order or under applicable law or regulation.

9. RETURN OF DOCUMENTS. Executive expressly agrees that all manuals, documents, files, reports, studies or other materials used and/or developed by Executive for Mission during the Term of this Agreement or prior thereto while Executive was employed by Mission are solely the property of Mission, and that Executive has no right, title or interest therein. Upon termination of this Agreement, Executive or Executive's representative shall promptly deliver possession of all such materials (including any copies thereof) to Mission.

10. NOTICES. All notices, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person, or sent by United States mail, certified or registered, with return receipt requested, if to Executive, addressed to Executive at the last residence address of Executive as shown in the records of Mission, and if to Mission, addressed to the Chairman of the Board at Mission's principal office.

11. ARBITRATION. The parties agree if there is any controversy or claim arising out of this Agreement or the breach hereof, including fraud in the inducement, the matter shall be settled by arbitration. The matter shall be settled exclusively by arbitration in accordance with the rules then in effect of the Judicial Arbitration and Medication Service ("J.A.M.S"). in the city of Commerce, California, as the same may be modified by the statutes of California then in effect, by a single arbitrator who shall be a retired judge with no less than seven years judicial experience. In case of any failure of a party to make an appointment referred to above within two (2) weeks after written notice of controversy, such appointment shall be made by J.A.M.S. All arbitration proceedings shall be held in the City of Commerce, California, and each party agrees to comply in all respects with any award made in such proceeding and to the entry of a judgment in any jurisdiction upon any award rendered in such proceeding. All costs and expenses of arbitration (including costs of preparation therefor and reasonable attorneys' fees incurred in connection therewith) of the party prevailing in such arbitration shall be borne by the losing party to such arbitration, unless otherwise directed by the arbitrators. Notwithstanding any provision of this section herein set forth no party may make a request for arbitration hereunder with respect to any matter at any time following the expiration of thirty (30) days after notice of the filing of a legal action with respect to such matters in a court of competent jurisdiction.

12. BENEFIT OF AGREEMENT. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that Executive may not assign any interest in this Agreement without the prior written consent of Mission.

13. CAPTIONS. Captions and paragraph heading used in this Agreement are for convenience only and shall not be used in interpreting or construing this Agreement.

14. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties with respect to the employment of Executive by Mission, and it expressly supersedes any and all other agreements, either oral or written, relating thereto, including, without limitation, those employment agreements between Executive and Mission dated April 1, 1996 and April 1, 1993.

15. SEVERABILITY. Should any provision of this Agreement for any reason be declared invalid, void or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with such invalid, void or unenforceable provisions eliminated; provided, however, that the remaining provisions still reflect the intent of the parties to this Agreement.

16. AMENDMENTS. This Agreement may not be amended or modified except by a written agreement signed by Executive and Mission. This Agreement and any amendment thereof may be executed in counterparts.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                   MISSION SAVINGS AND LOAN ASSOCIATION, A FEDERAL ASSOCIATION


                   By: ______________________________________________

                        Chairman of the Board

                   EXECUTIVE


                   __________________________________________________
                         Donavon P. Ternes